                                                                     EXHIBIT 4.3



--------------------------------------------------------------------------------

                          SALE AND SERVICING AGREEMENT




                                      among




                           FRANKLIN AUTO TRUST 2002-1,
                                     Issuer,

                            FRANKLIN RECEIVABLES LLC,
                                     Seller,

                          FRANKLIN CAPITAL CORPORATION,
                                    Servicer,

                                       and

                            FRANKLIN RESOURCES, INC.,

                                 Representative

                            Dated as of June 1, 2002

--------------------------------------------------------------------------------

                                Table of Contents
                                -----------------

                                                                                                          Page
                                                                                                          ----
ARTICLE I Definitions .................................................................................      1

  SECTION 1.1    Definitions. .........................................................................      1
  SECTION 1.2    Other Definitional Provisions ........................................................     20

ARTICLE II Conveyance of Receivables ..................................................................     21

  SECTION 2.1    Conveyance of Initial Receivables ....................................................     21
  SECTION 2.2    Conveyance of Subsequent Receivables .................................................     22

ARTICLE III The Receivables ...........................................................................     25

  SECTION 3.1    Representations and Warranties of the Seller .........................................     25
  SECTION 3.2    Repurchase upon Breach ...............................................................     30
  SECTION 3.3    Custody of Receivable Files ..........................................................     31
  SECTION 3.4    Duties of Servicer as Custodian ......................................................     31
  SECTION 3.5    Instructions; Authority To Act .......................................................     32
  SECTION 3.6    Custodian's Indemnification ..........................................................     33
  SECTION 3.7    Effective Period and Termination .....................................................     33

ARTICLE IV Administration and Servicing of Receivables ................................................     33

  SECTION 4.1    Duties of Servicer. ..................................................................     33
  SECTION 4.2    Collection and Allocation of Receivable Payments .....................................     34
  SECTION 4.3    Realization upon Receivables .........................................................     34
  SECTION 4.4    Physical Damage Insurance ............................................................     35
  SECTION 4.5    Maintenance of Security Interests in Financed Vehicles ...............................     35
  SECTION 4.6    Covenants of Servicer ................................................................     35
  SECTION 4.7    Purchase of Receivables upon Breach ..................................................     36
  SECTION 4.8    Servicing Fee ........................................................................     36
  SECTION 4.9    Servicer's Certificate ...............................................................     36
  SECTION 4.10   Annual Statement as to Compliance; Notice of Default .................................     38
  SECTION 4.11   Annual Independent Certified Public Accountants' Report ..............................     38
  SECTION 4.12   Access to Certain Documentation and Information Regarding Receivables ................     39
  SECTION 4.13   Servicer Expenses ....................................................................     39
  SECTION 4.14   Appointment of Subservicer ...........................................................     39
  SECTION 4.15   Obligations under Basic Documents ....................................................     40

ARTICLE V Distributions; Statements to Certificateholders and Noteholders .............................     40

  SECTION 5.1    Establishment of Trust Accounts ......................................................     40
  SECTION 5.1-A  Capitalized Interest Account .........................................................     42
  SECTION 5.2    Collections ..........................................................................     42
  SECTION 5.3    Application of Collections ...........................................................     43
  SECTION 5.4    Deficiency Notice ....................................................................     43

  SECTION 5.5    Additional Deposits ..................................................................     44
  SECTION 5.6    Distributions ........................................................................     44
  SECTION 5.7    Pre-Funding Account ..................................................................     46
  SECTION 5.8    Statements to Certificateholders and Noteholders .....................................     46
  SECTION 5.9    Net Deposits .........................................................................     48
  SECTION 5.10   Optional Deposits by the Security Insurer ............................................     48

ARTICLE VI The Seller .................................................................................     48

  SECTION 6.1    Representations of the Seller ........................................................     48
  SECTION 6.2    Corporate Existence ..................................................................     50
  SECTION 6.3    Liability of Seller; Indemnities .....................................................     50
  SECTION 6.4    Merger or Consolidation of, or Assumption of the Obligations of, Seller ..............     51
  SECTION 6.5    Limitation on Liability of Seller and Others .........................................     52
  SECTION 6.6    Seller May Own Certificates or Notes .................................................     52

ARTICLE VII The Servicer ..............................................................................     52

  SECTION 7.1    Representations of Servicer ..........................................................     53
  SECTION 7.2    Indemnities of Servicer ..............................................................     54
  SECTION 7.3    Merger or Consolidation of, or Assumption of the Obligations of, Servicer ............     55
  SECTION 7.4    Limitation on Liability of Servicer and Others .......................................     55
  SECTION 7.5    Servicer Not To Resign ...............................................................     56
  SECTION 7.1A   Representations of Franklin Resources ................................................     56
  SECTION 7.2A   Limitation on Liability of Franklin Resources and Others .............................     58

ARTICLE VIII Default ..................................................................................     58

  SECTION 8.1    Servicer Default .....................................................................     58
  SECTION 8.2    Appointment of Successor .............................................................     60
  SECTION 8.3    [RESERVED] ...........................................................................     60
  SECTION 8.4    Notification to Noteholders and Certificateholders ...................................     60
  SECTION 8.5    Waiver of Past Defaults ..............................................................     60

ARTICLE IX Termination ................................................................................     61

  SECTION 9.1    Optional Purchase of All Receivables .................................................     61

ARTICLE X Administrative Duties of the Servicer .......................................................     62

  SECTION 10.1   Administrative Duties ................................................................     62
  SECTION 10.2   Records ..............................................................................     64
  SECTION 10.3   Additional Information to be Furnished to the Issuer .................................     64
  SECTION 10.4   Replacement Note Policy ..............................................................     64
  SECTION 10.5   Relocation of Receivables ............................................................     65

ARTICLE XI Miscellaneous Provisions ...................................................................     65

  SECTION 11.1   Amendment ............................................................................     65
  SECTION 11.2   Protection of Title to Trust .........................................................     66

  SECTION 11.3   Notices ..............................................................................     69
  SECTION 11.4   Assignment ...........................................................................     69
  SECTION 11.5   Limitations on Rights of Others ......................................................     69
  SECTION 11.6   Severability .........................................................................     70
  SECTION 11.7   Separate Counterparts ................................................................     70
  SECTION 11.8   Headings .............................................................................     70
  SECTION 11.9   Governing Law ........................................................................     70
  SECTION 11.10  Assignment to Trustee ................................................................     70
  SECTION 11.11  Nonpetition Covenants ................................................................     70
  SECTION 11.12  Limitation of Liability of Owner Trustee, Trustee and Indenture Collateral Agent .....     71
  SECTION 11.13  Independence of the Servicer .........................................................     71
  SECTION 11.14  No Joint Venture .....................................................................     71
  SECTION 11.15  Third-Party Beneficiaries ............................................................     72
  SECTION 11.16  Disclaimer by Security Insurer .......................................................     72
  SECTION 11.17  Acknowledgment of Parties; Security Insurer Defense Costs ............................     72

                                    SCHEDULES

Schedule A    -    Schedule of Receivables
Schedule B    -    Location of Receivables

                                    EXHIBITS

Exhibit A     -    Form of Subsequent Transfer Agreement
Exhibit B     -    [Reserved]
Exhibit C     -    Form of Monthly Noteholder and Certificateholder Statement
Exhibit D     -    Form of Servicer's Certificate
Exhibit E     -    Form of Note Policy

          SALE AND SERVICING AGREEMENT, dated as of June 1, 2002, among FRANKLIN AUTO TRUST 2002-1, a Delaware business trust (the "Issuer"), FRANKLIN RECEIVABLES LLC, a Delaware limited liability company (the "Seller"), FRANKLIN CAPITAL CORPORATION, a Utah corporation (the "Servicer" or "Franklin Capital"), and FRANKLIN RESOURCES, INC., a Delaware corporation ("Franklin Resources" or the "Representative").

          WHEREAS the Issuer desires to purchase a portfolio of receivables arising in connection with motor vehicle retail installment sale contracts acquired by Franklin Capital through motor vehicle dealers;

          WHEREAS the Seller has purchased such receivables from Franklin Capital and is willing to sell such receivables to the Issuer;

          WHEREAS the Issuer desires to purchase additional receivables arising in connection with motor vehicle retail installment sale contracts acquired by Franklin Capital through motor vehicle dealers;

          WHEREAS the Seller has an agreement to purchase such additional receivables from Franklin Capital and is willing to sell such additional receivable to the Issuer;

          WHEREAS the Servicer is willing to service all such receivables;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

     SECTION 1.1 Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

          "Accelerated Principal Commencement Date" means the first Distribution Date on which: (i) the aggregate outstanding Principal Balance of the Receivables as of the end of the related Monthly Period is equal to or less than 20% of the Original Pool Balance; and (ii) the Spread Account Required Maximum Amount, after giving effect to any distribution from the Collection Account to the Spread Account on that Distribution Date, has been reached.

          "Accelerated Principal Distributable Amount" means, with respect to any Distribution Date occurring on or after the Accelerated Principal Commencement Date, the amount which would remain on deposit in the Collection Account for such Distribution Date after giving effect to distributions pursuant to Section 5.6(a)(i) through and including (a)(ix) of this Agreement without regard to the application of clause (ii) of the definition of Principal Distributable Amount.

          "Actuarial Method" means the method of allocating a fixed level payment on an obligation between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of
(i) one-twelfth of the fixed rate of interest on such obligation and (ii) the outstanding principal balance of such obligation.

          "Additional Servicing Fee" means, with respect to any Monthly Period, the fee payable to the Servicer for services rendered during such Monthly Period, which shall be equal to one-twelfth of the excess, if any, of (a) the applicable Servicing Fee Rate multiplied by the Pool Balance applicable to Prime Receivables, Non-Prime Receivables and Sub-Prime Receivables, as applicable as of the first day of such Monthly Period over (b) 1.25% multiplied by the Pool Balance as of the first day of such Monthly Period.

          "Addition Notice" means, with respect to any transfer of Subsequent Receivables to the Trust pursuant to Section 2.2 of this Agreement, notice of the Seller's election to transfer Subsequent Receivables to the Trust, such notice to designate the related Subsequent Transfer Date and the approximate principal amount of Subsequent Receivables to be transferred on such Subsequent Transfer Date.

          "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. A Person shall not be deemed to be an Affiliate of any person solely because such other Person has the contractual right or obligation to manage such Person unless such other Person controls such Person through equity ownership or otherwise.

          "Aggregate Principal Balance" means, with respect to any date of determination, the sum of the Principal Balances for all Receivables (other than (i) any Receivable that became a Liquidated Receivable during the related Monthly Period and (ii) any Receivable that was purchased or repurchased by any Person pursuant to this Agreement during the related Monthly Period) as of the date of determination.

          "Agreement" means this Sale and Servicing Agreement, as the same may be amended and supplemented from time to time.

          "Amount Financed" means, with respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the Financed Vehicle and any related costs, including amounts advanced in respect of accessories, insurance premiums, service, car club and warranty contracts, other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs.

          "Annual Percentage Rate" or "APR" of a Receivable means the annual percentage rate of finance charges as stated in the related Contract or as recalculated based upon the terms of such Contract.

          "Available Funds" means, with respect to any Determination Date, the sum of (i) the Collected Funds for such Determination Date, (ii) all Purchase Amounts deposited in the Collection Account during the related Monthly Period, and proceeds of any repurchase by a Dealer pursuant to Dealer Agreement, (iii) all Pre-Funding Earnings deposited in the Collection Account pursuant to 5.6(b),
(iv) the Monthly Capitalized Interest Amount with respect to the related Distribution Date, (v) following the acceleration of the Notes pursuant to
Section 5.2 of the Indenture, the amount of money or property collected pursuant to Section 5.4 of the Indenture since the preceding Determination Date by the Trustee or Controlling Party for distribution pursuant to Section 5.6 of the Indenture, and (vi) any Insolvency Proceeds received pursuant to Section 9.1(b) of this Agreement.

          "Base Servicing Fee" means, with respect to any Monthly Period, the fee payable to the Servicer for services rendered during such Monthly Period, which shall be equal to one-twelfth of the applicable Servicing Fee Rate multiplied by the Pool Balance applicable to Prime Receivables, Non-Prime Receivables and Sub-Prime Receivables, as applicable as of the first day of such Monthly Period; provided that the Base Servicing Fee shall not be greater than one-twelfth of 1.25% per annum multiplied by the Pool Balance as of the first day of such Monthly Period.

          "Basic Documents" means the Certificate of Trust, the Trust Agreement, this Agreement, the Indenture, the Spread Account Agreement, the Servicer Deposit Support Agreement, the Purchase Agreement, any Subsequent Purchase Agreement, any Subsequent Transfer Agreement, the Insurance Agreement, the Indemnification Agreement, the Depository Agreement and other documents and certificates delivered in connection therewith.

          "Business Day" means a day other than a Saturday, a Sunday or other day on which commercial banks located in the states of California or New York are authorized or obligated to be closed.

          "Capitalized Interest Account" means the account designated as such, established and maintained pursuant to Section 5.1-A.

          "Capitalized Interest Account Initial Deposit" means $263,940 deposited on the Closing Date.

          "Certificate" means a certificate evidencing the beneficial interest of a Certificateholder in the Trust.

          "Certificate Distribution Account" has the meaning assigned to such term in the Trust Agreement.

          "Certificateholder" means each person in whose name a Certificate is registered.

          "Class" means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes or the Class A-4 Notes, as the context requires.

          "Class A-1 Notes" has the meaning assigned to such term in the Indenture.

          "Class A-2 Notes" has the meaning assigned to such term in the Indenture.

          "Class A-3 Notes" has the meaning assigned to such term in the Indenture.

          "Class A-4 Notes" has the meaning assigned to such term in the Indenture.

          "Closing Date" means June 13, 2002.

          "Collected Funds" means, with respect to any Determination Date, the amount of funds in or to be deposited in the Collection Account representing collections (excluding amounts constituting the Supplemental Servicing Fee) on the Receivables during the related Monthly Period, including all Net Liquidation Proceeds collected during the related Monthly Period (but excluding any Purchase Amounts).

          "Collection Account" means the account designated as such, established and maintained pursuant to Section 5.1 of this Agreement.

          "Computer Tape" means the computer tapes or other electronic media furnished by or on behalf of the Seller to the Issuer and its assigns and the Security Insurer describing certain characteristics of the Initial Receivables as of the Initial Cutoff Date and of the Subsequent Receivables as of the Subsequent Cutoff Date.

          "Contract" means a motor vehicle retail installment sale contract.

          "Controlling Party" means the Security Insurer, so long as no Insurer Default shall have occurred and be continuing, and the Trustee, for so long as an Insurer Default shall have occurred and be continuing.

          "Corporate Trust Office" means (i) with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee, which at the time of execution of this Agreement is 1011 Centre Road, Suite 200, Wilmington, Delaware 10985, Attention: Corporate Trust Department and (ii) with respect to the Trustee and the Indenture Collateral Agent, the principal corporate office of the Trustee, which at the time of execution of this Agreement is One Wall Street, New York, New York 10286, Attention: Corporate Trust - ABS, Franklin Auto Trust 2002-1.

          "Cram Down Loss" means, with respect to a Receivable, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on such Receivable or otherwise modifying or restructuring the scheduled payments to be made on such Receivable, an amount equal to the excess of (i) the principal balance of such Receivable immediately prior to such order over (ii) the principal balance of such Receivable as so reduced. A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

          "Cutoff Date" means, as applicable, (i) the Initial Cutoff Date, with respect to the Initial Receivables or (ii) the Subsequent Cutoff Date with respect to the related Subsequent Receivables.

          "Dealer" means a dealer who sold a Financed Vehicle and who originated and assigned the respective Receivable to Franklin Capital under an existing agreement between such dealer and Franklin Capital.

          "Dealer Agreement" means any agreement between a Dealer and Franklin Capital relating to the acquisition of Receivables from a Dealer by Franklin Capital.

          "Deficiency Claim Date" means, with respect to any Distribution Date, the fourth Business Day immediately preceding such Distribution Date.

          "Deficiency Notice" shall have the meaning set forth in Section 5.4(a) of this Agreement.

          "Delivery" when used with respect to Trust Account Property means:

          (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute instruments and are susceptible of physical delivery ("Physical Property"):

                 (i) transfer of possession thereof to the Trustee, endorsed to, or registered in the name of, the Trustee or its nominee or endorsed in blank;

          (b) with respect to a certificated security:

                 (i) delivery thereof in bearer form to the Indenture Collateral Agent; or

                 (ii) delivery thereof in registered form to the Indenture Collateral Agent and

                      (A) the certificate is endorsed to the Indenture Collateral Agent or in blank by effective endorsement; or

                      (B) the certificate is registered in the name of the Indenture Collateral Agent, upon original issue or registration of transfer by the Issuer;

          (c) with respect to an uncertificated security:

                 (i) the delivery of the uncertificated security to the Indenture Collateral Agent; or

                 (ii) the Issuer has agreed that it will comply with instructions originated by the Indenture Collateral Agent without further consent by the registered owner;

          (d) with respect to any security issued by the U.S. Treasury that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations:

                 (i) a Federal Reserve Bank by book entry credits the book-entry security to the securities account (as defined in 31 CFR Part 357) of a participant (as defined in 31 CFR Part 357) which is also a securities intermediary; and

                 (ii) the participant indicates by book entry that the book-entry security has been credited to the Indenture Collateral Agent securities account; and

          (e) with respect to a security entitlement:

                 (i) the Indenture Collateral Agent becomes the entitlement holder; or

                 (ii) the securities intermediary has agreed that it will comply with entitlement orders originated by the Indenture Collateral Agent without further consent by the entitlement holder.

          (f) For the purpose of clauses (b) and (c) hereof "delivery" means:

                 (i)  with respect to a certificated security:

                      (A) the Indenture Collateral Agent acquires possession thereof;

                      (B) another person (other than a securities intermediary) either acquires possession thereof on behalf of the Indenture Collateral Agent or, having previously acquired possession thereof, acknowledges that it holds for the Indenture Collateral Agent; or

                      (C) a securities intermediary acting on behalf of the Indenture Collateral Agent acquires possession of thereof, only if the certificate is in registered form and has been specially endorsed to the Indenture Collateral Agent by an effective endorsement;

                 (ii) with respect to an uncertificated security:

                      (A) the issuer registers the Indenture Collateral Agent as the registered owner, upon original issue or registration of transfer; or

                      (B) another person (other than a securities intermediary) either becomes the registered owner thereof on behalf of the Indenture Collateral Agent or, having previously become the registered owner, acknowledges that it holds for the Indenture Collateral Agent;

          (g) for purposes of this definition, except as otherwise indicated, the following terms shall have the meaning assigned to each such term in the
UCC:

                 (i)    "certificated security"

                 (ii)   "effective endorsement"

                 (iii)  "entitlement holder"

                 (iv)   "instrument"

                 (v)    "securities account"

                 (vi)   "securities entitlement"

                 (vii)  "securities intermediary"

                 (viii) "uncertificated security"

          (h) in each case of Delivery contemplated herein, the Indenture Collateral Agent shall make appropriate notations on its records, and shall cause the same to be made on the records of its nominees, indicating that securities are held in trust pursuant to and as provided in this Agreement.

          "Depository Agreement" means the Note Depository Agreement.

          "Determination Date" means, with respect to any Distribution Date, the fifth Business Day immediately preceding such Distribution Date.

          "Distribution Amount" means, with respect to any Distribution Date, the sum of (i) the Available Funds for the immediately preceding Determination Date, (ii) the Note Policy Claim Amount, if any, received by the Trustee with respect to such Distribution Date and (iii) amounts deposited by the Security Insurer as an Insurer Optional Deposit, if any.

          "Distribution Date" means, with respect to each Monthly Period, the twentieth day of the following calendar month, or if such day is not a Business Day, the immediately following Business Day, commencing in July 2002.

          "Draw Date" means, with respect to any Distribution Date, the second Business Day immediately preceding such Distribution Date.

          "Eligible Deposit Account" means either (a) an account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

          "Eligible Institution" means (a) the corporate trust department of the Trustee or any other entity specified in this Agreement or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) has either (A) a long-term unsecured debt rating of AA- or better by Standard & Poor's and Aaa or better by Moody's or (B) a certificate of deposit rating of A-1+ or better by Standard & Poor's and P-1 or better by Moody's or any other short-term or certificate of deposit rating acceptable to the Rating Agencies and to the Security Insurer and (ii) whose deposits are insured by the FDIC. If so qualified under clause (b) above, the Owner Trustee or the Trustee may be considered an Eligible Institution.

          "Eligible Investments" mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

          (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

          (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts); provided, however, that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Distribution Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor's of A-1+ and from Moody's of P-1;

          (c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor's of A-1+ and from Moody's of P-1;

          (d) investments in money market funds (including funds for which the Trustee or the Owner Trustee or any of their respective Affiliates is investment manager or advisor) having a rating from Standard & Poor's of AAA-m or AAAm-G and from Moody's of Aaa and having been approved by the Security Insurer;

          (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

          (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (b) above;

          (g) any demand deposit in a trust account maintained by The Bank of New York; provided that such deposits shall consist of direct obligations of, and obligations guaranteed as to timely payment by, The Bank of New York; and

          (h) any other investment which would satisfy the Rating Agency Condition and is consistent with the ratings of the Notes and which, so long as no Insurer Default shall have occurred and be continuing, has been approved by the Security Insurer.

          Any of the foregoing Eligible Investments may be purchased by or through the Owner Trustee or the Trustee or any of their Affiliates.

          "FDIC" means the Federal Deposit Insurance Corporation.

          "Final Scheduled Distribution Date" means with respect to (i) the Class A-1 Notes, the June 20, 2003 Distribution Date, (ii) the Class A-2 Notes, the May 20, 2005 Distribution Date (iii) the Class A-3 Notes, the November 20, 2006 Distribution Date, and (iv) the Class A-4 Notes, the February 22, 2010 Distribution Date.

          "Final Scheduled Maturity Date" means January 31, 2010.

          "Financed Vehicle" means a new or used automobile or light-truck, together with all accessions thereto, securing an Obligor's indebtedness under the respective Receivable.

          "First Payment Default" means any Receivable for which the first scheduled payment remains unpaid as of the date upon which the second scheduled payment has become due.

          "Funding Period" means the period beginning on and including the Closing Date and ending on the first to occur of (a) the Distribution Date on which the amount on deposit in the Pre-Funding Account (after giving effect to any transfers therefrom in connection with the transfer of Subsequent Receivables to the Issuer on such Distribution Date) is less than $2,500, (b) the date on which a Servicer Default occurs or an Event of Default under the Indenture occurs and (c) the close of business on the August 2002 Distribution Date.

          "Indemnification Agreement" means the Indemnification Agreement dated June 13, 2002 by and among the Security Insurer, the Seller, the Representative and Salomon Smith Barney Inc.

          "Indenture" means the Indenture, dated as of June 1, 2002, among the Issuer, the Indenture Collateral Agent and the Trustee, as the same may be amended and supplemented from time to time.

          "Initial Cutoff Date" means as to any Initial Receivable, June 1,
2002.

          "Initial Receivables" means the Receivables conveyed to the Trust on the Closing Date.

          "Initial Receivables Property" shall have the meaning specified in
Section 2.1.

          "Indenture Collateral Agent" means the Person acting as Indenture Collateral Agent under the Indenture, its successors in interest and any successor Indenture Collateral Agent under the Indenture.

          "Insolvency Event" means, with respect to a specified Person, (a) the filing of a petition against such Person or the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such petition, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

          "Insolvency Proceeds" shall have the meaning set forth in Section 9.1(b) of this Agreement.

          "Insurance Agreement" means the Insurance and Reimbursement Agreement, dated as of June 13, 2002, among the Security Insurer, the Trustee, the Servicer, Franklin Resources and the Seller.

          "Insurance Agreement Trigger Event " means an "Insurance Agreement Trigger Event" as defined in the Insurance Agreement.

          "Insurance Policy" means, with respect to a Receivable, any insurance policy (including the insurance policies described in Section 4.4 of this Agreement) benefiting the holder of the Receivable providing loss or physical damage, credit life, credit disability, theft, mechanical breakdown or similar coverage with respect to the Financed Vehicle or the Obligor.

          "Insurer's Agent" means The Bank of New York.

          "Insurer Default" means the occurrence and continuance of any of the following events:

          (a) the Security Insurer shall have failed to make a payment required under the Note Policy in accordance with its terms;

          (b) the Security Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors or (iii) had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

          (c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent, liquidator, rehabilitator or receiver for the Security Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent, liquidator, rehabilitator or receiver of the Security Insurer (or the taking of possession of all or any material portion of the property of the Security Insurer); provided, however, that the Security Insurer's rights shall be immediately reinstated upon cure of such Insurer Default.

          "Insurer Optional Deposit" has the meaning specified in Section 5.10 of this Agreement.

          "Interest Period" means, with respect to any Distribution Date, (i) with respect to the Class A-1 Notes, from and including the most recent Distribution Date on which interest has been paid (or from and including the Closing Date in the case of the first Distribution Date) to but excluding, the following Distribution Date and (ii) with respect to each Class of Notes other than the Class A-1 Notes, from and including the twentieth day of the calendar month preceding each Distribution Date (or from and including the Closing Date in the case of the first Distribution Date) to but excluding, the twentieth day of the following calendar month

          "Interest Rate" means, with respect to (i) the Class A-1 Notes, 1.92625% per annum and, (ii) the Class A-2 Notes, 2.83% per annum, (iii) the Class A-3 Notes, 3.74% per annum and (iv) the Class A-4 Notes, 4.51% per annum (in the case of the Class A-1 Notes, computed on the actual days elapsed and a 360-day year, and in the case of all other Classes of Notes, computed on the basis of a 360-day year consisting of twelve 30-day months).

          "Investment Earnings" means, with respect to any Distribution Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts (other than the Spread Account) and the Certificate Distribution Account.

          "Issuer" means Franklin Auto Trust 2002-1.

          "Lien" means a security interest, lien, charge, pledge, equity, or encumbrance of any kind, other than tax liens, mechanics' liens and any liens that attach to the respective Receivable by operation of law as a result of any act or omission by the related Obligor.

          "Lien Certificate" means, with respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable state to a secured party which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title. In any jurisdiction in which the original certificate of title is required to be given to the Obligor, the term "Lien Certificate" shall mean only a certificate or notification, if any, issued to a secured party.

          "Liquidated Receivable" means, with respect to any Determination Date, a Receivable as to which, as of the last day of the related Monthly Period, any of the following events has occurred (i.e., the earliest to occur of the following events): (i) the Servicer has determined in good faith that all amounts it expects to recover have been received, (ii) more than $25.00 of a scheduled payment is 120 or more days delinquent and the Financed Vehicle has been in the Servicer's possession for a period of at least 45 days, (iii) more than $25.00 of a scheduled payment is 120 or more days delinquent, the Servicer has not repossessed the Financed Vehicle and the Obligor has not declared bankruptcy or (iv) the Financed Vehicle has been sold and the proceeds received. In any case, if more than $25.00 of principal and interest on a Receivable as of the last day of the related Monthly Period is 180 or more days delinquent, then such Receivable shall be a Liquidated Receivable and shall have a Principal Balance of zero.

          "Mandatory Redemption Date" means the Distribution Date on which the Funding Period ends or, if the Funding Period does not end on a Distribution Date, then the Distribution Date immediately following the last day of the Funding Period.

          "Month-End Pool Balance" means, as of the end of any Monthly Period (other than the initial Monthly Period), the Pool Balance for the immediately preceding Monthly Period, or in the case of the initial Monthly Period the Original Pool Balance, less an amount equal to the sum of the following amounts with respect to the related Monthly Period, computed in accordance with the Simple Interest Method: (i) that portion of all collections on Receivables allocable to principal, including full and partial principal prepayments, received during such Monthly Period, (ii) the principal balance of each Receivable that was purchased or repurchased by Franklin Capital, the Seller, the Servicer or any affiliate of any of them as of the last day of such Monthly Period, (iii) at the option of the Security Insurer, the outstanding principal balance of those Receivables that were required to be repurchased by the Seller and Franklin Capital during such Monthly Period but were not so repurchased,
(iv) without duplication of amounts in clause (ii), the principal balance of each Receivable that became a Liquidated Receivable during such Monthly Period and (v) the aggregate amount of Cram Down Losses during such Monthly Period.

          "Monthly Capitalized Interest Amount" means with respect to the July 2002 Distribution Date and the August 2002 Distribution Date, an amount equal to
(1) the product of (x) a fraction, the numerator of which is (a) for the July 2002 Distribution Date, 37 and (b) for the August 2002 Distribution Date, 30 and the denominator of which is 360, (y) the weighted average of each Interest Rate and (z) the difference between the sum of the aggregate principal amount of the Notes immediately prior to the related Distribution Date and the Pool Balance as of (a) for the July 2002 Distribution Date, the Initial Cutoff Date and (b) for the August 2002 Distribution Date, June 30, 2002, plus (2) the premium paid to the Security Insurer for such Distribution Date allocable to the balance in the Pre-Funding Account at the beginning of the related Monthly Period minus (3) the actual Pre-Funding Earnings on deposit in the Pre-Funding Account on such Distribution Date.

          "Monthly Period" means, with respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

          "Moody's" means Moody's Investors Service, Inc., or its successor.

          "Net Liquidation Proceeds" means, with respect to Liquidated Receivables, (i) proceeds from the disposition of the Financed Vehicles relating to the Liquidated Receivables, less reasonable Servicer out-of-pocket costs, including repossession and resale expenses not already deducted from such proceeds, and any amounts required by law to be remitted to the Obligor, (ii) any proceeds from an Insurance Policy or (iii) other monies received from the Obligor or otherwise.

          "Non-Prime Receivables" means those Receivables indicated on Schedule A hereto as non-prime.

          "Note Distribution Account" means the account designated as such, established and maintained pursuant to Section 5.1(a)(ii) of this Agreement.

          "Note Policy" means the financial guarantee insurance policy issued by the Security Insurer to the Trustee for the benefit of the Noteholders with respect to the Notes, including any endorsements thereto, in the form of Exhibit E to the Indenture.

          "Note Policy Claim Amount" shall have the meaning set forth in Section 5.4(a) of this Agreement.

          "Note Pool Factor" means, with respect to each Class of Notes and the close of business on any Distribution Date, a seven-digit decimal figure equal to the outstanding principal amount of such Class of Notes as of such Distribution Date after giving effect to principal distributions on such date divided by the original outstanding principal amount of such Class of Notes.

          "Note Principal Carryover Shortfall" means, as of the close of business on any Distribution Date, the excess of the Principal Distributable Amount for that Distribution Date over the amount in respect of principal that is actually deposited in the Note Distribution Account on such Distribution Date.

          "Noteholder" or "Holder" means the Person in whose name a Note is registered on the Note Register.

          "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Noteholders' Interest Distributable Amount for the preceding Distribution Date, over the amount in respect of interest that was actually deposited in the Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding Distribution Date, to the extent permitted by law, at the respective Interest Rate borne by each Class of Notes from the twentieth day of the calendar month preceding such Distribution Date to but excluding the twentieth day of the following calendar month.

          "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date.

          "Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date and any Class of Notes, interest accrued during the related Interest Period at the Interest Rate borne by such Class of Notes on the outstanding principal amount of the Notes of such Class immediately preceding such Distribution Date, calculated (i) in the case of the Class A-1 Notes, on the basis of actual days elapsed and a 360-day year and (ii) in the case of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, on the basis of a 360-day year consisting of twelve 30-day months.

          "Notes" means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

          "Obligor" on a Receivable means the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under the Receivable.

          "Officer's Certificate" means a certificate signed by the (a) chairman of the board, the president, any executive vice president or any vice president and (b) any executive vice president, vice president, treasurer, assistant treasurer, controller, secretary or assistant secretary of the Representative, the Seller or the Servicer, as appropriate.

          "Opinion of Counsel" means one or more written opinions of counsel who may be an employee of or counsel to the Representatives, the Seller or the Servicer, which counsel shall be reasonably acceptable to the addressees.

          "Original Pool Balance" means the sum of (a) the aggregate Principal Balance of the Initial Receivables as of the Initial Cutoff Date plus (b) the aggregate Principal Balance of the Subsequent Receivables as of their respective Subsequent Cutoff Dates.

          "Owner Trust Estate" has the meaning assigned to such term in the Trust Agreement.

          "Owner Trustee" means Deutsche Bank Trust Company Delaware, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, its successors in interest or any successor Owner Trustee under the Trust Agreement.

          "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

          "Physical Property" has the meaning assigned to such term in the definition of "Delivery" above.

          "Pool Balance" means, as of the end of any Monthly Period, the aggregate Principal Balance of the Receivables (exclusive of Liquidated Receivables) at the end of such Monthly Period, after giving effect to all payments received from Obligors and any Purchase Amounts to be remitted by Franklin Capital, the Seller or Servicer, as the case may be, on the Determination Date following such Monthly Period and all losses, including Cram Down Losses, realized on Receivables liquidated during such Monthly Period.

          "Pre-Funded Amount" means, with respect to any Distribution Date, the amount on deposit in the Pre-Funding Account, (exclusive of Pre-Funding Earnings) which initially shall be the Pre-Funding Account Initial Deposit.

          "Pre-Funding Account" has the meaning specified in Section
5.1(a)(iii).

          "Pre-Funding Account Initial Deposit" mean $58,750,000 deposited in the Pre-Funding Account on the Closing Date.

          "Pre-Funding Earnings" means any investment earnings (net of losses) on amounts on deposit in the Pre-Funding Account.

          "Prepayment Amount" means, as of the Mandatory Redemption Date, after giving effect to any transfer of Subsequent Receivables on such date, an amount equal to the Pre-Funded Amount on deposit in the Pre-Funding Account as of the Mandatory Redemption Date.

          "Prime Receivables" means those Receivables indicated on Schedule A hereto as prime.

          "Principal Balance" means, with respect to any Receivable, as of any date, the Amount Financed minus (i) that portion of all amounts received on or prior to such date and allocable to principal in accordance with the terms of the Receivable and (ii) any Cram Down Loss in respect of such Receivable.

          "Principal Distributable Amount" means, with respect to any Distribution Date, the sum of:

                 (i) the sum of the following amounts with respect to the related Monthly Period, computed in accordance with the simple interest method: (a) that portion of all collections on Receivables allocable to principal, including full and partial principal prepayments, received during such Monthly Period with respect to such Monthly Period, (b) the principal balance of each Receivable that was purchased or repurchased by Franklin Capital, the Seller, the Servicer or any affiliate of any of them as of the last day of such Monthly Period, (c) at the option of the Security Insurer, the outstanding principal balance of those Receivables that were required to be repurchased by the Seller and/or Franklin Capital during such Monthly Period but were not so repurchased, (d) without duplication of amounts in clauses (b) or (c), the principal balance of each Receivable that became a Liquidated Receivable during such Monthly Period, and (e) the aggregate amount of the Cram Down Losses during such Monthly Period,

                 (ii) the Accelerated Principal Distributable Amount, if any, for that Distribution Date; and

                 (iii) any outstanding Note Principal Carryover Shortfall for the immediately preceding Distribution Date; provided, however, that on the Final Scheduled Distribution Date for any Class of Notes, the Principal Distributable Amount will not be less than the outstanding principal balance of such Class of Notes.

           "Purchase Agreement" means the Purchase Agreement, dated as of June 1, 2002, between the Seller and Franklin Capital pursuant to which the Seller acquired the Initial Receivables, as such Agreement may be amended from time to time.

           "Purchase Amount" means, with respect to any Receivable required to be repurchased or purchased pursuant to Section 3.2 or Section 4.7 of this Agreement or as to which the Servicer has exercised the purchase option pursuant to Section 9.1(a) of this Agreement, an amount equal to the sum of (i) 100% of the Principal Balance thereof and (ii) all accrued and unpaid interest thereon (including one month's interest thereon, in the month of payment, at the APR less, so long as Franklin Capital is the Servicer, the Base Servicing Fee).

           "Purchased Receivable" means a Receivable purchased as of the close of business on the last day of a Monthly Period by the Servicer pursuant to
Section 4.7 of this Agreement, repurchased by the Seller, or the Representative pursuant to Section 3.2 of this Agreement or purchased by Franklin Capital pursuant to the Purchase Agreement.

           "Rating Agency" means Moody's and Standard & Poor's. If no such organization or successor maintains a rating on the Notes, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Seller and acceptable to the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing), notice of which designation shall be given in writing by the Servicer to the Trustee, the Owner Trustee, the Security Insurer and the Servicer.

           "Rating Agency Condition" means, with respect to any action or amendment that either (i) each Rating Agency confirms in writing that such amendment will not result in a reduction or withdrawal of such rating or (ii) none of the Rating Agencies, within 10 days after receipt of notice of such action or amendment, shall have notified the Seller, the Servicer or the Owner Trustee in writing that such action or amendment will result in a reduction or withdrawal of the then current rating of any Class of the Notes.

           "Realized Losses" means, with respect to any Receivable that becomes a Liquidated Receivable, the excess of the Principal Balance of such Liquidated Receivable (immediately prior to it becoming a Liquidated Receivable) over the Net Liquidation Proceeds to the extent allocable to principal.

          "Receivable" means any Contract listed on Schedule A, as such Schedule A shall be amended from time to time to reflect the transfer of Subsequent Receivables to the Trust (which Schedule A may be in the form of microfiche).

          "Receivable Files" means the documents specified in Section 3.3 of this Agreement.

          "Record Date" means, with respect to each Distribution Date, the day immediately preceding such Distribution Date, unless otherwise specified in this Agreement.

          "Registrar of Titles" means, with respect to any state, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

          "Representative" means Franklin Resources, Inc., a Delaware corporation, and its successors and assigns.

          "Schedule of Receivables" has the meaning assigned thereto in Section 3.1(d) of this Agreement.

          "Security Insurer" means MBIA Insurance Corporation, a stock insurance company incorporated under the laws of the State of New York, or any successor thereto, as issuer of the Note Policy.

          "Security Insurer Defense Costs" means all costs and expenses of the Security Insurer (including costs and expenses of the Owner Trustee that the Security Insurer may have paid) in connection with any action, proceeding or investigation that could materially adversely affect the Trust or the Owner Trust Estate or the rights or obligations of the Security Insurer under any of the Basic Documents or under the Note Policy, including, without limitation, any judgment or settlement entered into affecting the Security Insurer or the Security Insurer's interests, together with interest thereon at a rate equal to the Base Rate (as defined in the Insurance Agreement) from time to time in effect plus 1%; provided, however, that the Security Insurer Defense Costs shall not constitute a claim against the Trust.

          "Seller" means Franklin Receivables LLC, a Delaware limited liability company, and its successors in interest to the extent permitted hereunder.

          "Seller Indemnification Cap" has the meaning assigned thereto in
Section 6.3 of this Agreement.

          "Servicer" means Franklin Capital, as the servicer of the Receivables, and each successor Servicer pursuant to Section 7.3 or 8.2 of this Agreement.

          "Servicer Default" means an event specified in Section 8.1 of this Agreement.

          "Servicer Deposit Support Agreement" means the Servicer Deposit Support Agreement, dated June 1, 2002, made by Franklin Resources in favor of the Trustee under the Indenture.

          "Servicer's Certificate" means an Officer's Certificate of the Servicer delivered pursuant to Section 4.9 of this Agreement, substantially in the form of Exhibit D to this Agreement.

          "Servicing Fee" has the meaning specified in Section 4.8 of this Agreement.

          "Servicing Fee Rate" means with respect to (i) Prime Receivables, 1.0% per annum, (ii) Non-Prime Receivables, 1.50% per annum and (iii) Sub-Prime Receivables, 2.0% per annum.

          "Simple Interest Method" means the method of allocating a fixed level payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid principal balance multiplied by the period of time elapsed since the preceding payment of interest was made (in some states assuming 30 day months), divided by the actual number of days in a year (360 days in states which assume 30 day months) and the remainder of such payment is allocable to principal.

          "Simple Interest Receivable" means any Receivable under which the portions of a payment allocable to interest and principal are determined in accordance with the Simple Interest Method.

          "Spread Account" means a segregated trust account which is also an Eligible Deposit Account for the benefit of the Security Insurer established and governed by the Spread Account Agreement.

          "Spread Account Agreement" means the Spread Account and Payment Agreement, dated as of June 1, 2002, by and among the Seller, the Servicer, the Representative, the Security Insurer and The Bank of New York.

          "Spread Account Deposit Amounts" means the amounts required to be deposited into the Spread Account pursuant to the Spread Account Agreement.

          "Spread Account Deposit Event" has the meaning assigned to such term in the Spread Account Agreement.

          "Spread Account Required Maximum Amount" shall mean the amount required to be maintained in the Spread Account pursuant to Section 4 of the Spread Account Agreement.

          "Standard & Poor's" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

          "Sub-Prime Receivables" means those Receivables indicated on Schedule A hereto as sub-prime.

          "Subsequent Cutoff Date" means, with respect to a Subsequent Receivable, either July 1, 2002 or August 1, 2002, as applicable.

          "Subsequent Purchase Agreement" means an agreement by and between the Seller and Franklin Capital pursuant to which the Seller will acquire Subsequent Receivables.

          "Subsequent Receivables" means the Receivables transferred to the Issuer pursuant to Section 2.2 of this Agreement and the related Subsequent Transfer Agreement, which Receivables shall be listed on Schedule A to the related Subsequent Transfer Agreement.

          "Subsequent Receivables Property" shall have the meaning specified in
Section 2.2(a).

          "Subsequent Transfer Agreement" has the meaning assigned thereto in
Section 2.2(b) of this Agreement.

          "Subsequent Transfer Date" means, with respect to Subsequent Receivables, any date during the Funding Period on which Subsequent Receivables are to be transferred to the Trust pursuant to this Agreement and the related Subsequent Transfer Agreement.

          "Supplemental Servicing Fee" means charges collected (from whatever source) on the Receivables during the related Monthly Period including late fees, prepayment fees, administrative fees and expenses or similar charges allowed by applicable law with respect to Receivables, plus reinvestment proceeds on any payments received in respect of Receivables during the related Monthly Period.

          "Trust" means the Issuer.

          "Trust Account Property" means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

          "Trust Accounts" has the meaning assigned thereto in Section 5.1(b) of this Agreement.

          "Trust Agreement" means the Amended and Restated Trust Agreement, dated as of June 1, 2002, between the Seller and the Owner Trustee, as the same may be amended and supplemented from time to time.

          "Trustee" means the Person acting as Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

          "Trust Officer" means, (i) in the case of the Trustee, the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers having direct responsibility for the administration of this Agreement and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, and (ii) in the case of the Owner Trustee, any officer in the corporate trust office of the Owner Trustee with direct responsibility for the administration of this Agreement or any of the Basic Documents on behalf of the Owner Trustee.

          "Trust Property" means, collectively, all the items specified in clauses (a) through (i), inclusive, in Section 2.1 of this Agreement and all the items specified in clauses (i) through (viii), inclusive, of Section 2.2(a) of this Agreement.

          "UCC" means the Uniform Commercial Code as in effect in the State of New York on the date of this Agreement.

     SECTION 1.2  Other Definitional Provisions.

          (a) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture, or, if not defined therein, in the Trust Agreement.

          (b) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

          (c) As used in this Agreement, in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such instrument, certificate or other document, and accounting terms partly defined in this Agreement or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

          (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

          (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

          (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                   ARTICLE II

                            Conveyance of Receivables

     SECTION 2.1 Conveyance of Initial Receivables. In consideration of the Issuer's delivery to or upon the order of the Seller on the Closing Date of (x) the net proceeds from the sale of the Notes, (y) the Certificates and (z) the other amounts to be distributed from time to time to the Seller in accordance with the terms of this Agreement, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the obligations set forth herein), all right, title and interest of the Seller in and to (collectively, the "Initial Receivables Property"):

          (a) the Initial Receivables, and all monies representing interest payments and principal payments received thereunder on and after the Initial Cutoff Date;

          (b) an assignment of the security interests in the Financed Vehicles granted by Obligors pursuant to the Initial Receivables and any other interest of the Seller in such Financed Vehicles;

          (c) any proceeds with respect to the Initial Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors and any proceeds from the liquidation of the Initial Receivables;

          (d) any proceeds from any Initial Receivable repurchased by a Dealer, pursuant to a Dealer Agreement, as a result of a breach of representation or warranty in the related Dealer Agreement;

          (e) all funds on deposit from time to time in the Trust Accounts and in all investments and proceeds thereof and all rights of the Seller therein;

          (f) all of the Seller's rights under any extended warranty service contracts on the related Financed Vehicles;

          (g) the related Receivable Files;

          (h) all of the Seller's right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Purchase Agreement and each of the Subsequent Purchase Agreements, including the delivery requirements, the representations and warranties and the cure and repurchase obligations of Franklin Capital under the Purchase Agreement and/or any Subsequent Purchase Agreement; and

          (i) the proceeds of any and all of the foregoing.

          It is the intention of the Seller that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Receivables and other Trust Property from the Seller to the Trust and the beneficial interest in and title to the Receivables and the other Trust Property shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. In the event that, notwithstanding the intent of the Seller, the transfer and assignment contemplated hereby is held not to be a sale, this Agreement shall constitute a grant of a security interest in the property referred to in this Section 2.1 and Section 2.2(a) for the benefit of the Noteholders, the Certificateholders and the Security Insurer.

     SECTION 2.2  Conveyance of Subsequent Receivables.

          (a) Subject to the conditions set forth in Section 2.2(b) of this Agreement, in consideration of the Issuer's delivery on each related Subsequent Transfer Date to or upon the order of the Seller of the amount described in
Section 5.7(a) to be delivered to the Seller, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the obligations set forth herein), all right, title and interest of the Seller in and to (collectively, the "Subsequent Receivables Property"):

                 (i) the Subsequent Receivables listed on Schedule A to the related Subsequent Transfer Agreement, and all moneys due thereon on or after the related Subsequent Cutoff Date;

                 (ii) an assignment of the security interests in the Financed Vehicles granted by Obligors pursuant to such Subsequent Receivables and any other interest of the Seller in such Financed Vehicles;

                 (iii) any proceeds with respect to such Subsequent Receivables from claims on any physical damage, credit life or disability insurance policies covering the related Financed Vehicles or Obligors and any proceeds from the liquidation of such Subsequent Receivables;

                 (iv) any proceeds from any Subsequent Receivable repurchased by a Dealer, pursuant to a Dealer Agreement, as a result of a breach of representation or warranty in the related Dealer Agreement;

                 (v) all of the Seller's rights under any extended warranty service contracts on the related Financed Vehicles;

                 (vi)  the related Receivables Files;

                 (vii) all of the Seller's right, title and interest in its rights and benefits, but none of its obligations or burdens, under each of the Subsequent Purchase Agreements, the delivery requirements, the representations and warranties and the cure and repurchase obligations of Franklin Capital under each of the Subsequent Purchase Agreements; and

                 (viii) the proceeds of any and all of the foregoing.

          (b) The Seller shall transfer to the Issuer the Subsequent Receivables and the other property and rights related thereto described in Section 2.2(a) of this Agreement only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

                 (i) the Seller shall have provided the Trustee, the Owner Trustee, the Security Insurer and the Rating Agencies with an Addition Notice not later than five days prior to the first Subsequent Transfer Date and five days prior to any other Subsequent Transfer Date and shall have provided any information reasonably requested by any of the foregoing with respect to the Subsequent Receivables;

                 (ii) the Seller shall have delivered to the Owner Trustee, the Security Insurer and the Trustee a duly executed subsequent transfer agreement substantially in the form of Exhibit A attached hereto (each, a "Subsequent Transfer Agreement" which shall include supplements to Schedule A, listing the Subsequent Receivables);

                 (iii) the Seller shall, to the extent required by Section 5.2, have deposited in the Collection Account all collections in respect of the Subsequent Receivables;

                 (iv) as of each Subsequent Transfer Date, (A) the Seller shall not be insolvent and shall not become insolvent as a result of the transfer of Subsequent Receivables on such Subsequent Transfer Date, (B) the Seller shall not intend to incur or believe that it shall incur debts that would be beyond its ability to pay as such debts mature, (C) such transfer shall not have been made with actual intent to hinder, delay or defraud any Person and (D) the assets of the Seller shall not constitute unreasonably small capital to carry out its business as conducted;

                 (v)    the Funding Period shall not have terminated;

                 (vi) each of the representations and warranties made by the Seller pursuant to Section 3.1 with respect to the Subsequent Receivables to be transferred on such Subsequent Transfer Date shall be true and correct as of the related Subsequent Transfer Date, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to such Subsequent Transfer Date;

                 (vii) the Seller shall, at its own expense, on or prior to the Subsequent Transfer Date indicate in its computer files that the Subsequent Receivables identified in the Subsequent Transfer Agreement have been sold to the Trust pursuant to this Agreement;

                 (viii) the Seller shall have taken any action required to maintain the first perfected ownership interest of the Trust in the Owner Trust Estate and the first perfected security interest of the Indenture Collateral Agent in the Collateral;

                 (ix) no selection procedures adverse to the interests of the Noteholders or the Security Insurer shall have been utilized in selecting the Subsequent Receivables;

                 (x) the addition of any such Subsequent Receivables shall not result in a material adverse tax consequence to the Trust, the Noteholders, or the Security Insurer;

                 (xi) the Seller shall have delivered (A) to the Rating Agencies and the Security Insurer an Opinion of Counsel with respect to the transfer of such Subsequent Receivables substantially in the form of the Opinion of Counsel delivered to the Rating Agencies and the Security Insurer on the Closing Date, including true sale, perfection and enforceability and any other opinions so required by the Security Insurer, including, without limitation, an Opinion of Counsel to the effect that in a bankruptcy of the Representative a court would not consolidate the assets of the Seller with those of the Representative and (B) to the Trustee the Opinion of Counsel required by Section 11.2(i)(1);

                 (xii) the Security Insurer (so long as no Insurer Default shall have occurred and be continuing), in its absolute and sole discretion, shall have approved in writing the transfer of such Subsequent Receivables to the Trust as evidenced by the Security Insurer's signature on the Subsequent Transfer Agreement;

                 (xiii) the Initial Receivables, together with the Subsequent Receivables (if any) in the Trust (after giving effect to any transfer of Subsequent Receivables on a Subsequent Transfer Date), shall meet the following criteria (based on the characteristics of the Initial Receivables on the Initial Cutoff Date and the Subsequent Receivables on the related Subsequent Cutoff Dates):

                        (A) the weighted average APR of the Receivables shall not be less than 10.55%;

                        (B) not more than approximately 40% of the Aggregate Principal Balance of the Receivables shall consist of Obligors whose mailing addresses are in California;

                        (C) not more than 20% of the Aggregate Principal Balance of the Receivables shall have Obligors whose mailing addresses are in any one state other than California, Arizona and Nevada unless an Opinion of Counsel acceptable to the Rating Agencies and the Security Insurer with respect to the security interest in the related Financed

                            Vehicles is furnished by the Seller on or prior to the related Subsequent Transfer Date;

                       (D) at least 30.2% of the Receivables shall have an original term to maturity of not more than 60 months;

                       (E) not more than 69.8% of the Receivables shall have an original term to maturity of 61 months or greater;

                       (F) not more than 10.8% of the Receivables shall have an original term to maturity of 73-84 months;

                       (G) at least 40% of the Receivables shall be comprised of Receivables secured by new Financed Vehicles;

                       (H) at least 57% of the Receivables shall be comprised of Prime Receivables with at least 32% of the Receivables comprised of fast fund and platinum programs;

                       (I) not more than 42% of the Receivables shall be comprised of Non-Prime Receivables with copper comprising no more than 12.25% of the Receivables and bronze no more than 10.25% of the Receivables; and

                       (J) not more than 1% of the Receivables shall be comprised of Sub-Prime Receivables; and

                 (xiv) the Seller shall have delivered to the Security Insurer and the Trustee an Officers' Certificate confirming the satisfaction of each condition precedent specified in this Section 2.2(b).

The Seller covenants that in the event any of the foregoing conditions precedent are not satisfied with respect to any Subsequent Receivable on the date required as specified above, the Seller will immediately repurchase such Subsequent Receivable from the Trust, at a price equal to the Purchase Amount thereof, in the manner specified in Section 4.7.

                                  ARTICLE III

                                 The Receivables

     SECTION 3.1 Representations and Warranties of the Seller. The Seller makes the following representations and warranties as to the Receivables on which the Issuer is deemed to have relied in acquiring the Receivables and upon which the Security Insurer shall be deemed to rely in issuing the Note Policy. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the Initial Receivables, and as of the applicable Subsequent Transfer Date, in the case of the Subsequent Receivables

(unless another date or time period is otherwise specified or indicated in the particular representation or warranty), but shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge thereof to the Trustee pursuant to the Indenture. The representations set forth in Sections 3.1(a), (b), (h) and (r) may not be waived.

          (a) Title. Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Receivable, free and clear of all Liens and, immediately upon the transfer thereof, the Trust shall have good and marketable title to each such Receivable, free and clear of all Liens (or a valid first priority perfected security interest in such Receivable); and the transfer of the Receivables to the Trust has been perfected under the UCC. No Dealer or any other Person has any right to receive proceeds of any Receivables.

          (b) All Filings Made. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Trust a first priority perfected ownership interest in the Receivables, and to give the Trustee a first priority perfected security interest therein, shall have been made. All financing statements filed or to be filed against the Seller in favor of the Trust in connection herewith describing the Receivables contain a statement to the following effect "A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Trust."

          (c) Characteristics of Receivables. Each Receivable (i) was originated in the United States of America and is denominated in United States dollars by a Dealer in connection with the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business, was fully and properly executed by the parties thereto, was purchased by the Seller from Franklin Capital which in turn shall have purchased such Receivable from such Dealer under an existing dealer agreement with Franklin Capital, and shall have been validly assigned by Franklin Capital to the Seller in accordance with its terms, (ii) shall have created or shall create a valid, subsisting and enforceable first priority perfected security interest in favor of Franklin Capital in the Financed Vehicle, which security interest has been assigned by Franklin Capital to the Seller, which in turn shall be assignable by the Seller to the Trust, (iii) shall contain customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security, (iv) shall provide for level monthly payments (provided that the payment in the first or last month in the life of the Receivable may be different from the level payment) that fully amortize the Amount Financed by maturity and (v) provides for calculation of interest in accordance with the Simple Interest Method. Except as otherwise evidenced in the Receivable File relating thereto, the terms of each Receivable have not been amended and collections relating to such Receivable have not been waived.

          (d) Schedule of Receivables. The information set forth in Schedule A to this Agreement (the "Schedule of Receivables") is true and correct in all material respects as of the Initial Cutoff Date, in the case of the Initial Receivables, and as of the related Subsequent Cutoff Date, in the case of any Subsequent Receivables, and no selection procedures believed by the Seller to be adverse to the Noteholders or the Security Insurer were utilized in selecting the Receivables. The Computer Tape regarding the Receivables is true and correct in all material respects as of the Initial Cutoff Date, in the case of the Initial Receivables, and as of the applicable Subsequent Cutoff Date, in the case of any Subsequent Receivables.

          (e) Compliance With Law. Each Receivable complied at the time it was originated or made and, in the case of the Initial Receivables, complies at the execution of this Agreement or, in the case of any Subsequent Receivables, complies on the related Subsequent Transfer Date, in each case in all material respects with all requirements of applicable Federal, state and local laws and regulations thereunder, including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Rees-Levering Act, the Federal Reserve Board's Regulations B and Z, state adaptations of the National Consumer Act and other consumer credit laws and equal credit opportunity and disclosure laws.

          (f) Binding Obligation. Each Receivable represents the legal, valid and binding payment obligation in writing of the Obligor thereunder, enforceable by the holder thereof in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and similar laws now or hereafter in effect related to or affecting creditors' rights generally and subject to general principles of equity (whether applied in a proceeding at law or in equity); and all parties to each Receivable had full legal capacity to execute and deliver such Receivable and all other documents related thereto and to grant the security interest purported to be granted thereby.

          (g) No Government Obligor. None of the Receivables are due from the United States of America or any State or from any agency, department or instrumentality of the United States of America or any State.

          (h) Valid and Continuing Security Interest; No other pledges. This Agreement creates a valid and continuing security interest in the Receivables in favor of the Trust, which security interest is prior to all other Liens, and is enforceable against such creditors of and purchasers from the Seller to the Trust. Other than the security interest granted to the Trust pursuant to this Agreement, the Seller has not pledged, assigned, sold or granted a security interest in, or otherwise conveyed any of the Receivables. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Receivables other than any financing statement related to the security interest granted to the Trust pursuant to this Agreement.

          (i) Security Interest in Financed Vehicle. Immediately prior to the sale, assignment and transfer thereof to the Trust, each Receivable is secured by a validly perfected first priority security interest in the Financed Vehicle in favor of Franklin Capital as secured party or all necessary and appropriate actions have been commenced that would result in the valid perfection of a first priority security interest in the Financed Vehicle in favor of Franklin Capital as secured party. Immediately after the sale, assignment and transfer thereof to the Trust pursuant to this Agreement, although the Lien Certificate will indicate Franklin Capital as lienholder and will not indicate the Trust or Owner Trustee as secured party, each Receivable will be secured by an enforceable and perfected security interest in the Financed Vehicle in favor of the Trust as secured party for the benefit of the Noteholders and the Security Insurer, which security interest is prior to all other Liens in such Financed Vehicle.

          (j) Receivables in Force. As of the Closing Date, no Initial Receivable has been satisfied, subordinated or rescinded, nor has any related Financed Vehicle been released from the Lien granted by the related Initial Receivable in whole or in part unless another vehicle has been substituted as collateral securing the Initial Receivable without any other modification to such Initial Receivable. As of the related Subsequent Transfer Date, no Subsequent Receivable has been satisfied, subordinated or rescinded, nor has any related Financed Vehicle been released from the Lien granted by the related Subsequent Receivable in whole or in part unless another vehicle has been substituted as collateral securing the Subsequent Receivable without any other modification to such Subsequent Receivable.

          (k) No Waiver. No provision of a Receivable has been waived except as reflected in the Receivable File relating to such Receivable.

          (l) No Defenses. As of the Closing Date, no right of rescission, setoff, counterclaim or defense has been asserted or threatened with respect to any Initial Receivable. As of the related Subsequent Transfer Date, no right of rescission, setoff, counterclaim or defense has been asserted or threatened with respect to any Subsequent Receivable.

          (m) No Liens. To the best of the Seller's knowledge, there are no Liens or claims, including Liens for work, labor, materials or unpaid state or federal taxes relating to any Financed Vehicle securing the related Receivable, that are or may be prior to or equal to the Lien granted by such Receivable.

          (n) No Default. No Initial Receivable has a payment that is more than 30 days delinquent as of the Initial Cutoff Date and no Subsequent Receivable has a payment that is more than 30 days delinquent as of the related Subsequent Cutoff Date and, except for any delinquency in payment on any Receivable not more than 30 days delinquent, no default, breach, violation or event (in any such case) permitting acceleration under the terms of any Receivable has occurred; and except for any delinquency in payment on any Receivable not more than 30 days delinquent, no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event (in any such case) permitting acceleration under the terms of any Receivable shall have arisen as of the Initial Cutoff Date, in the case of the Initial Receivables, and as of the related Subsequent Cutoff Date, in the case of any Subsequent Receivables; and the Seller has not waived and shall not waive any of the foregoing. For purposes of this clause (m), a Receivable is considered 30 days delinquent if 30 days have elapsed since the date on which a scheduled payment had been due but not been made. As of the Closing Date, no Initial Receivable has had an uncured First Payment Default. As of the related Subsequent Transfer Date, no Subsequent Receivable has had an uncured First Payment Default.

          (o) No Bankruptcies. No Obligor on any Receivable was the subject of a bankruptcy proceeding commenced following the execution of the related Contract except an Obligor that has received a discharge or dismissal under the United States Bankruptcy Code.

          (p) No Repossessions. As of the Initial Cutoff Date, no Financed Vehicle securing any Initial Receivable is in repossession status. As of the related Subsequent Cutoff Date, no Financed Vehicle securing any Subsequent Receivable is in repossession status.

          (q) Adverse Selection. No selection procedures adverse to the Noteholders or the Security Insurer were utilized in selecting the Receivables from those owned by Franklin Capital which met the selection criteria contained in this Agreement.

          (r) Chattel Paper. Each Receivable constitutes "tangible chattel paper" as defined in the UCC. The Receivables do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Trust or the Trustee.

          (s) Insurance. Under the terms of each Receivable the Obligor is required to maintain physical damage insurance or comprehensive and collision insurance covering the Financed Vehicle.

          (t) Lawful Assignment. No Receivable was originated in, as of the Initial Cutoff Date, in the case of the Initial Receivables, or as of the related Subsequent Cutoff Date, in the case of any Subsequent Receivables, or is subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable or this Agreement is unlawful, void or voidable.

          (u) Reserved.

          (v) One Original. There is only one original executed copy of each Receivable; immediately prior to the constructive delivery thereof to the Trustee pursuant to Section 3.3, such copy shall have been in the custody and possession of the Seller or Franklin Capital.

          (w) Location of Receivable Files. The Receivable Files are kept at one or more of the locations listed in Schedule B and each item required to be in a Receivable File is in such Receivable File.

          (x) Computer Records. As of the Closing Date, the accounting and computer records relating to the Initial Receivables of the Seller have been marked to show the absolute ownership by the Owner Trustee on behalf of the Trust of the Initial Receivables. As of the related Subsequent Transfer Date, the accounting and computer records relating to Subsequent Receivables will be marked to show the absolute ownership by the Owner Trustee on behalf of the Trustee of the related Subsequent Receivables.

          (y) Taxes. To the knowledge of the Seller, there are no state or local taxing jurisdictions which have asserted that nonresident holders of notes issued by a trust which holds assets similar to the assets to be held by the Trust are subject to the jurisdiction's income or other taxes solely by reason of the location in the jurisdiction of the Owner Trustee, the Seller, the Servicer, the Representative, the obligors on or the assets securing the Receivables held by the Trust, or the issuer of a financial guaranty insurance policy.

          (z) Maturity of Receivables. Each Initial Receivable has a final maturity date not later than August, 2009; each Initial Receivable has an original term to maturity of not more than

84 months; the weighted average original term of the Initial Receivables is approximately 68.42 months; and the weighted average remaining term of the Initial Receivables is approximately 65.01 months as of the Initial Cutoff Date. No Initial Receivable shall have a remaining term of less than six months as of the Initial Cutoff Date.

          (aa) Financing. As of the Initial Cutoff Date, approximately 43.99% of the aggregate Principal Balance of the Initial Receivables, represent new vehicles; the remainder of the Initial Receivables represent used vehicles; 100% of the aggregate Principal Balance of the Initial Receivables represent Simple Interest Receivables. Approximately 58.79% of the aggregate Principal Balance of the Initial Receivables, represent Prime Receivables, approximately 40.26% of the aggregate Principal Balance of the Initial Receivables, represent Non-Prime Receivables and approximately 0.94% of the aggregate Principal Balance of the Initial Receivables, represent Sub-Prime Receivables. The aggregate Principal Balance of the Initial Receivables is $176,250,000.

          (bb) APR. As of the Initial Cutoff Date, the weighted average Annual Percentage Rate of the Initial Receivables is approximately 10.72%. Each Initial Receivable has an APR equal to or greater than 6.49%.

          (cc) Number. As of the Initial Cutoff Date, there are 10,231 Initial Receivables.

          (dd) Balance. Each Initial Receivable has a remaining Principal Balance of not less than $1,020.83 and not more than $59,935.20, and as of the Initial Cutoff Date, the average Principal Balance of the Initial Receivables is $17,227.06.

   SECTION 3.2 Repurchase upon Breach.

          (a) The Representative, the Seller, the Servicer, the Security Insurer or the Issuer, as the case may be, shall inform the other parties to this Agreement and the Trustee promptly, in writing, upon the discovery of any breach of the Representative's or the Seller's representations and warranties made pursuant to Section 3.1. As of the last day of the second (or, if the Representative or the Seller so elects, the first) month following the discovery by the Representative or the Seller or receipt by the Representative or the Seller of notice from any of the Representative, the Seller, the Servicer, the Security Insurer or the Issuer of such breach, unless such breach is cured by such date, the Representative and the Seller shall jointly and severally have an obligation to repurchase any Receivable in which the interests of the Noteholders or the Security Insurer are materially and adversely affected by any such breach as of such date. The "second month" shall mean the month following the month in which discovery occurs or notice is given, and the "first month" shall mean the month in which discovery occurs or notice is given. In consideration of and simultaneously with the repurchase of the Receivable, the Representative and/or the Seller shall remit, or cause Franklin Capital to remit pursuant to the Purchase Agreement, to the Collection Account the Purchase Amount in the manner specified in Section 5.5 and the Issuer shall execute such assignments and other documents reasonably requested by such person in order to effect such repurchase. The sole remedy of the Issuer, the Owner Trustee, the Trustee, the Noteholders or the Certificateholders with respect to a breach of representations and warranties pursuant to Section 3.1 and the agreement contained in this

Section shall be the repurchase of Receivables pursuant to this Section, subject to the conditions contained herein or to enforce the obligations of Franklin Capital to the Seller to repurchase such Receivables pursuant to the Purchase Agreement. Neither the Owner Trustee nor the Trustee shall have a duty to conduct any affirmative investigation as to the occurrence of any conditions requiring the repurchase of any Receivable pursuant to this Section.

          (b) Pursuant to Section 2.1 of this Agreement, the Seller conveyed to the Trust all of the Seller's right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Purchase Agreement including the Seller's rights under the Purchase Agreement and the delivery requirements, the representations and warranties and the cure or repurchase obligations of Franklin Capital thereunder. The Seller hereby represents and warrants to the Trust that such assignment is valid, enforceable and effective to permit the Trust to enforce such obligations of Franklin Capital under the Purchase Agreement.

     SECTION 3.3 Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Issuer and the Trustee as custodian of the following documents or instruments which are hereby constructively delivered to the Trustee, as of the Initial Cutoff Date (in the case of the Initial Receivables) and as of each related Subsequent Transfer Date (in the case of Subsequent Receivables transferred on such Subsequent Transfer Date) as pledgee of the Issuer with respect to each Receivable:

          (a) the original Receivable;

          (b) a record of the information supplied by the Obligor in the original credit application;

          (c) the original certificate of title or such documents that the Servicer shall keep on file, in accordance with its customary procedures, evidencing the security interest of Franklin Capital in the Financed Vehicle (it being understood that (i) the original certificates of title generally are not delivered to Franklin Capital for 120 days but that promptly upon delivery they shall be delivered to the Servicer as custodian hereunder and (ii) in California, Franklin Capital participates in the California electronic lien and title system and does not receive physical documentation); and

          (d) any and all other documents that the Servicer shall keep on file, in accordance with its customary procedures, relating to a Receivable, an Obligor or a Financed Vehicle.

     SECTION 3.4 Duties of Servicer as Custodian.

          (a) Safekeeping. The Servicer shall hold the Receivable Files on behalf of the Issuer and the Trustee and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Issuer to comply with this Agreement. In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable automotive receivables that the Servicer services for itself or others, except that the Servicer shall not be obligated, and does not currently intend, to (i) pay any premium of force-placed insurance concerning any Financed Vehicle or (ii) monitor any Obligor's maintenance of such insurance. The Servicer shall conduct, or cause to be conducted, periodic audits of the Receivable Files held by it under this Agreement and of the related accounts, records and computer systems, in such a manner as shall enable the Issuer, the Security Insurer or the Trustee to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Issuer, the Security Insurer and the Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure.

          (b) Maintenance of Records. The Servicer shall maintain each Receivable File at the offices specified in Schedule B to this Agreement or at such other office as shall be specified to the Issuer, the Trustee and the Security Insurer by written notice not later than 10 days after any change in location provided that the Controlling Party does not object to such change. The Servicer shall at all times maintain the original of the fully executed Receivable and store such original Receivable in a fireproof facility. Additionally, the Servicer shall maintain the Receivable Files in an organized and orderly manner.

          (c) Access to Records. The Servicer will provide, on the Closing Date, an Officer's Certificate stating that the Receivable Files with respect to the Initial Receivables contain all materials which are required to be kept therein by Section 3.3(a), (b), (c) and (d). The Servicer will provide, on each Subsequent Transfer Date, an Officer's Certificate stating that the Receivable Files with respect to the Subsequent Receivables transferred on such Subsequent Transfer Date contain all materials which are required to be kept therein by
Section 3.3(a), (b), (c) and (d). At any time following the Closing Date, the Security Insurer may conduct a review of the Receivable Files, or a sample thereof as it may specify, at its own expense but with the cooperation of the Servicer. Should the Security Insurer find a material number of documents missing or any other irregularities, then the Trustee shall perform a review, for the benefit of the Security Insurer and at the expense of the Servicer, of all the Receivable Files.

          Upon reasonable prior notice, the Servicer shall make available to the Issuer, the Trustee, the Security Insurer or any duly authorized representatives, attorneys or auditors of any of the foregoing, a list of locations of, and access to, the Receivable Files and records and computer systems maintained by the Servicer at such times during normal business hours as the Issuer, the Trustee or the Security Insurer shall instruct.

          (d) Release of Documents. Upon written instruction from the Trustee or the Security Insurer, at any time following a Servicer Default or termination of the Servicer's appointment pursuant to Section 3.7 the Servicer shall release any Receivable File to the Trustee, the Trustee's agent, or the Trustee's designee, as the case may be, or the Security Insurer, as the case may be, at such place or places as the Trustee or the Security Insurer, as the case may be, may designate, as soon as practicable.

     SECTION 3.5 Instructions; Authority To Act. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Trust Officer of the Trustee. A copy of such instructions shall be

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

furnished by the Trustee to the Security Insurer. The Trustee shall not have any duty or obligation to provide the Servicer with any such instructions with respect to the Receivable Files.

     SECTION 3.6 Custodian's Indemnification. The Servicer as custodian shall indemnify and hold harmless the Trust, the Security Insurer, the Owner Trustee and the Trustee and each of their officers, directors, employees and agents for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses (including reasonable attorneys' fees and expenses) that may be imposed on, incurred by or asserted against the Trust, the Security Insurer, the Owner Trustee or the Trustee or any of their officers, directors, employees and agents as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files; provided, however, that the Servicer shall not be liable to the Trust, the Owner Trustee, the Trustee or the Security Insurer, as the case may be, for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Owner Trustee, the Trustee or the Security Insurer, as the case may be. This provision shall not be considered to limit the Servicer's or any other party's rights, obligations, liabilities, claims or defenses which arise as a matter of law or pursuant to any other provision of this Agreement.

     SECTION 3.7 Effective Period and Termination. The Servicer's appointment as custodian shall become effective as of the Initial Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section 3.7. If Franklin Capital shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of any Servicer shall have been terminated under Section 8.1, the appointment of such Servicer as custodian shall be terminated, in the same manner as the Servicer may be terminated under Section 8.1. The Trustee or, with the consent of the Trustee, the Owner Trustee may, in each case, with the consent of the Security Insurer, and the Security Insurer may, terminate the Servicer's appointment as custodian
(i) with cause or (ii) upon the occurrence of an Insurance Agreement Trigger Event or a Spread Account Deposit Event (excluding the event described in clause
(v) of the definition thereof), upon written notification to the Servicer and the Trustee or Security Insurer, as the case may be. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Receivable Files to the Trustee or the Trustee's agent at such place or places as the Trustee, with the consent of the Security Insurer, or the Trustee shall, at the direction of the Security Insurer, reasonably designate in writing. If the Servicer shall be terminated as custodian hereunder for any reason but shall continue to serve as Servicer, the Trustee shall, or shall cause its agent to, make the Receivable Files available to the Servicer during normal business hours upon reasonable notice so as to permit the Servicer to perform its obligations as Servicer hereunder.


                                   ARTICLE IV

                   Administration and Servicing of Receivables

     SECTION 4.1 Duties of Servicer. The Servicer, as agent for the Issuer and the Security Insurer (to the extent provided herein), shall manage, service, administer and make collections on the Receivables (other than Purchased Receivables) with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable automotive receivables that it services for itself or others, except that the Servicer shall not be obligated, and does not currently intend, to (i) pay any premium of force-placed insurance concerning any Financed Vehicle or (ii) monitor any Obligor's maintenance of such insurance. The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, sending payment statements or coupon books to Obligors, accounting for collections and furnishing monthly and annual statements to the Owner Trustee, the Trustee and the Security Insurer with respect to distributions. Subject to the provisions of Section 4.2(b), the Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Owner Trustee, the Trustee, the Security Insurer, the Certificateholders and the Noteholders or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Vehicles securing such Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Issuer (in the case of a Receivable other than a Purchased Receivable) shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable the Owner Trustee shall, at the Servicer's expense and direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Trust, the Trustee, the Certificateholders or the Noteholders. The Owner Trustee and the Security Insurer shall upon the written request of the Servicer furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate (as certified to the Owner Trustee and/or the Security Insurer by the Servicer) to enable the Servicer to carry out its servicing and administrative duties hereunder.

     SECTION 4.2 Collection and Allocation of Receivable Payments.

          (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable automotive receivables that it services for itself or others. The Servicer shall allocate collections between principal and interest in accordance with its customary servicing procedures.

          (b) The Servicer may, in accordance with its customary servicing policies grant extensions, rebates or adjustments on a Receivable; provided, however, that if the Servicer extends the date for final payment by the Obligor of any Receivable beyond the Final Scheduled Maturity Date, it shall promptly repurchase such Receivable from the Trust in accordance with Section 4.7. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable. The Servicer shall not voluntarily agree to any alteration of the interest rate on any Receivable.

     SECTION 4.3 Realization upon Receivables. On behalf of the Issuer and the Security Insurer, the Servicer shall use its best efforts, consistent with its customary servicing procedures, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely. From time to time, as appropriate for servicing or foreclosing upon any Receivable, the Owner Trustee shall, upon written request of the Servicer, execute such documents as shall be reasonably necessary to prosecute any such proceedings. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of automotive receivables, which may include reasonable efforts to realize proceeds from Receivables repurchased by a Dealer, pursuant to a Dealer Agreement, as a result of a breach of representation or warranty in the related Dealer Agreement or a default by an Obligor resulting in the repossession of the Financed Vehicle under such Dealer Agreement. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its reasonable discretion that such repair and/or repossession will increase the Net Liquidation Proceeds by an amount greater than the amount of such expenses.

     SECTION 4.4 Financed Vehicle Insurance. In the event of a loss or claim under a physical damages insurance policy or comprehensive and collision insurance policy, the Servicer shall, in accordance with its customary servicing procedures take all necessary action to enforce all available rights and claims under such insurance policy. Notwithstanding the foregoing, the Servicer shall not be obligated to, and does not (a) monitor the placement or maintenance of such insurance by Obligors or (b) pay any premium of force-placed insurance concerning any Financed Vehicle.

     SECTION 4.5 Maintenance of Security Interests in Financed Vehicles.

          (a) The Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle in favor of the Seller. The Servicer is hereby authorized to take such steps as are necessary to re-perfect such security interest on behalf of the Issuer and the Indenture Collateral Agent in the event of the relocation of a Financed Vehicle or for any other reason.

          (b) Upon the occurrence of an Insurance Agreement Trigger Event, and subject to the other provisions of this Agreement, the Security Insurer may (so long as an Insurer Default shall not have occurred and be continuing) instruct the Owner Trustee and the Servicer to take or cause to be taken, or, if an Insurer Default shall have occurred, upon the occurrence of a Servicer Default, the Owner Trustee and the Servicer shall take or cause to be taken such action as may, in the opinion of counsel to the Security Insurer (or, if an Insurer Default shall have occurred and be continuing, counsel to the Owner Trustee), be necessary to perfect or reperfect the security interests in the Financed Vehicles securing the Receivables in the name of the Trust by such reasonable means as may, in the opinion of counsel to the Security Insurer or the Owner Trustee (as applicable), be necessary or prudent. The Servicer hereby agrees to pay all expenses related to such perfection or reperfection and to take all action necessary therefor.

     SECTION 4.6 Covenants of Servicer. The Servicer shall not release the Financed Vehicle securing any Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by the Obligor thereunder or payment in full less a deficiency which the Servicer would not attempt to collect in accordance with its customary procedures or in connection with repossession or except as may be required by an insurer in order to receive proceeds from insurance covering such Financed Vehicle, nor shall the Servicer impair the rights of the Issuer, the Trustee, the Indenture Collateral Agent, the Security Insurer, the Certificateholders or the Noteholders in such Receivables (it being understood that no action of the Servicer taken in compliance with the terms of this Agreement shall be deemed to impair such rights), nor shall the Servicer increase the number of scheduled payments due under a Receivable.

     SECTION 4.7 Purchase of Receivables upon Breach. The Representative, the Seller, the Servicer, the Security Insurer or the Issuer shall inform the other parties and the Trustee promptly, in writing, upon the discovery of any breach of the Servicer's covenants pursuant to Section 4.2(b), 4.4, 4.5 or 4.6, or of any breach of the Servicer's representations and warranties made pursuant to
Section 7.1(b). As of the last day of the second (or, if the Servicer so elects, the first) month following the discovery by the Servicer or receipt by the Servicer of notice from any of the Representative, the Seller, the Servicer, the Security Insurer, the Issuer or the Trustee of such breach, unless such breach is cured by such date, the Servicer shall be obligated to purchase any Receivable in which the interests of the Noteholders, the Certificateholders or the Security Insurer are materially and adversely affected by such breach as of such date. The "second month" shall mean the month following the month in which discovery occurs or notice is given, and the "first month" shall mean the month in which discovery occurs or notice is given. In consideration of the purchase of any such Receivable pursuant to the preceding sentence, the Servicer shall remit the Purchase Amount in the manner specified in Section 5.5. The sole remedy of the Issuer, the Trustee, the Noteholders or the Certificateholders with respect to a breach pursuant to Section 4.2(b), 4.4, 4.5 or 4.6, or to a breach of representations and warranties pursuant to Section 7.1(b), shall be limited to the purchase of Receivables in accordance with this Section 4.7. The Trustee and the Owner Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the purchase of any Receivable pursuant to this Section 4.7. A successor Servicer shall not have repurchase obligations for breaches by the predecessor servicer.

     SECTION 4.8 Servicing Fee. The "Servicing Fee" for a Distribution Date shall equal the sum of the Base Servicing Fee, the Supplemental Servicing Fee, any Additional Servicing Fee, all Investment Earnings on the Collection Account plus any reimbursement pursuant to Section 5.2(b). The Servicer shall be entitled to retain from collections the Base Servicing Fee and the Investment Earnings as provided herein. The Servicer shall also be entitled to retain the Supplemental Servicing Fee to the extent that such amount is not required to be deposited to the Spread Account pursuant to the Spread Account Agreement. The Servicer, in its discretion at its election, may defer receipt of all or any portion of the Servicing Fee for any Monthly Period to and until a later Monthly Period for any reason (other than for the purpose of evading the priorities set forth in Section 5.6(a)), including in order to avoid a shortfall in any payments due on any Notes. Any such deferred amount shall be payable to (or may be retained from subsequent collections by) the Servicer on demand.

     SECTION 4.9 Servicer's Certificate.

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

          (a) No later than 12:00 noon New York City time on each Determination Date, the Servicer shall deliver to the Owner Trustee, the Trustee, the Security Insurer or its fiscal agent, the Indenture Collateral Agent and each Rating Agency a Servicer's Certificate containing, among other things, (i) all information necessary to enable the Trustee to make any withdrawal and deposit required by Sections 5.6(a), 5.6(b) and 5.6(c), to give any notice required by
Section 5.4 or 5.1-A and to make the distributions required by Section 5.6 and
Section 5.7, (ii) all information necessary to enable the Trustee to send the statements required by Section 5.8 to the Owner Trustee, the Noteholders, the Certificateholders, each Rating Agency and the Security Insurer, (iii) a listing of all Receivables purchased during the related Monthly Period, identifying the Receivables so purchased, (iv) all information necessary to enable the Trustee to reconcile all deposits to, and withdrawals from, the Collection Account for the related Monthly Period and Distribution Date, including the accounting required by Section 5.9, (v) the amount of Covered Amounts (as defined in the Servicer Deposit Support Agreement) to be deposited to the Collection Account for the related Distribution Date pursuant to the Servicer Deposit Support Agreement, (vi) all information necessary to enable the Owner Trustee to make the distribution required by the Trust Agreement, (vii) a statement of the then current long-term rating and short-term rating of the Representative maintained by each Rating Agency, (viii) a statement setting forth the number of extensions or deferrals granted by the Servicer during the prior calendar month and the aggregate principal balance as of the end of the related Monthly Period of all Contracts on which an extension or deferral has been granted by the Servicer during the prior calendar month pursuant to Section 4.2(b) herein, (ix) the amount of the portion of the Principal Distributable Amount, if any, constituting the Accelerated Principal Distributable Amount for the related Distribution Date, and (x) the amounts on deposit and the amounts required to be on deposit in the Spread Account on such Distribution Date, before and after giving effect to deposits thereto and withdrawals therefrom to be made in respect of such Distribution Date. Receivables purchased by the Servicer, the Seller or the Representative and each Receivable which became a Liquidated Receivable or which was paid in full during the related Monthly Period shall be identified by account number (as set forth in Schedule A hereto). A copy of such certificate may be obtained by any Noteholder or Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office or from the Servicer. Neither the Trustee nor the Owner Trustee shall be under any obligation to confirm or reconcile the information provided pursuant to Section 4.9(a)(iv).

          (b) If the Servicer's Certificate contains a manifest error, the Security Insurer's written notice to the Servicer, the Owner Trustee and the Trustee containing the corrected information shall be deemed to amend such Servicer's Certificate.

     SECTION 4.10 Annual Statement as to Compliance; Notice of Default.

          (a) The Servicer shall deliver to the Owner Trustee, the Trustee and the Security Insurer, on or before January 31 of each year beginning January 31, 2003 an Officer's Certificate, dated as of the preceding September 30, stating that (i) a review of the activities of the Servicer during the preceding 12-month period and of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such

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

default known to such officers and the nature and status thereof. The Trustee shall send a copy of such certificate and the report referred to in Section 4.11 to the Rating Agencies. A copy of such certificate and the report referred to in
Section 4.11 may be obtained by any Certificateholder by a request in writing to the Owner Trustee addressed to the Corporate Trust Office or by any Noteholder by a request in writing to the Trustee addressed to the Corporate Trust Office. Upon the telephone request of the Owner Trustee, the Trustee will promptly furnish the Owner Trustee a list of Noteholders as of the date specified by the Owner Trustee. Each Noteholder, by its acceptance of a Note, shall be deemed to agree that the Trustee shall be under no liability for providing the list of Noteholders to the Owner Trustee as described in the immediately preceding sentence.

          (b) The Servicer shall deliver to the Owner Trustee, the Trustee, the Security Insurer and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 8.1(a) or (b).

     SECTION 4.11 Annual Independent Certified Public Accountants' Report. The Servicer shall cause a firm of independent certified public accountants, which may also render other services to the Servicer or the Seller, to deliver to the Seller, the Owner Trustee, the Trustee and the Security Insurer on or before January 31 of each year beginning January 31, 2003 an agreed-upon procedures report addressed to the Servicer, the Seller, the Owner Trustee, the Trustee and the Security Insurer and each Rating Agency, expressing a summary of findings, (based on certain procedures performed on the documents, records and accounting records that such accountants considered appropriate under the circumstances) relating to the servicing of the Receivables, or the administration of the Receivables and of the Trust, as the case may be, during the preceding year ended September 30, and that, on the basis of the accounting and auditing procedures considered appropriate under the circumstances, such firm is of the opinion that such servicing or administration was conducted in compliance with the terms of this Agreement, except for (i) such exceptions as such firm shall believe to be immaterial and (ii) such other exceptions as shall be set forth in such report.

          Such report will also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

     SECTION 4.12 Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to representatives of the Trustee, the Owner Trustee and the Security Insurer reasonable access to the Receivable Files. The Servicer shall provide to the Certificateholders and Noteholders access to the Receivable Files in such cases where the Certificateholders or Noteholders shall be required by applicable statutes or regulations to review such documentation as demonstrated by evidence satisfactory to the Servicer in its reasonable judgment. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the respective offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of

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

information regarding the Obligors and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

     SECTION 4.13 Servicer Expenses. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and under any of the Basic Documents, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to Certificateholders and Noteholders.

     SECTION 4.14 Appointment of Subservicer. The Servicer may at any time appoint a subservicer to perform all or any portion of its obligations as Servicer hereunder; provided, however, that the Servicer shall remain obligated and be liable to the Issuer, the Owner Trustee, the Trustee, the Security Insurer, the Certificateholders and the Noteholders for the servicing and administering of the Receivables in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables. The fees and expenses of the subservicer shall be as agreed between the Servicer and its subservicer from time to time and none of the Issuer, the Owner Trustee, the Trustee, the Security Insurer, the Certificateholders or the Noteholders shall have any responsibility therefor.

     SECTION 4.15 Obligations under Basic Documents. The Servicer shall perform all of its obligations under the Basic Documents.


                                   ARTICLE V

         Distributions; Statements to Certificateholders and Noteholders

     SECTION 5.1 Establishment of Trust Accounts.

          (a) (i) The Servicer, for the benefit of the Trustee on behalf of the Noteholders, the Owner Trustee on behalf of the Certificateholders, and the Security Insurer, shall establish and maintain in the name of the Indenture Collateral Agent an Eligible Deposit Account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held on behalf of the Noteholders, the Owner Trustee on behalf of the Certificateholders, and the Security Insurer. Investment Earnings on funds in the Collection Account shall be paid to the Servicer.

                 (ii) The Servicer, for the benefit of the Trustee on behalf of the Noteholders and the Security Insurer, shall establish and maintain in the name of the Indenture Collateral Agent an Eligible Deposit Account, (the "Note Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held on behalf of the Noteholders and the Security Insurer. The Note Distribution Account shall initially be established with the Trustee.

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

                 (iii) The Servicer, for the benefit of the Trustee on behalf of the Noteholders, the Owner Trustee on behalf of the Certificateholders, and the Security Insurer, shall establish and maintain in the name of the Indenture Collateral Agent an Eligible Deposit Account (the "Pre-Funding Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trustee on behalf of the Noteholders, the Owner Trustee on behalf of the Certificateholders, and the Security Insurer.

          (b) Funds on deposit in the Collection Account, the Pre-Funding Account, the Note Distribution Account (collectively, along with the Capitalized Interest Account, the "Trust Accounts") and the Certificate Distribution Account shall be invested by the Indenture Collateral Agent with respect to Trust Accounts and by the Owner Trustee with respect to the Certificate Distribution Account (or any custodian with respect to funds on deposit in any such account) in Eligible Investments selected in writing by the Servicer (pursuant to standing instructions or otherwise); provided, however, it is understood and agreed that neither the Indenture Collateral Agent nor the Owner Trustee shall be liable for any loss arising from such investment in Eligible Investments. All such Eligible Investments shall be held by or on behalf of the Indenture Collateral Agent or the Owner Trustee, as applicable, for the benefit of the Noteholders and/or the Certificateholders, as applicable, and the Security Insurer. Other than as permitted by the Rating Agencies and the Security Insurer, funds on deposit in the Collection Account, the Pre-Funding Account, the Capitalized Interest Account, the Note Distribution Account and the Certificate Distribution Account shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Business Day immediately preceding the Distribution Date next succeeding the date of such investment. Funds deposited in a Trust Account or the Certificate Distribution Account on the day immediately preceding a Distribution Date upon the maturity of any Eligible Investments are not required to be invested overnight.

          (c) (i) The Indenture Collateral Agent shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (excluding all Investment Earnings on the Collection Account) and all such funds, investments, proceeds and income shall be part of the Owner Trust Estate. Except as otherwise provided herein, the Trust Accounts shall be under the sole dominion and control of the Indenture Collateral Agent for the benefit of the Noteholders and the Certificateholders, as the case may be, and the Security Insurer. If, at any time, any of the Trust Accounts or the Certificate Distribution Account ceases to be an Eligible Deposit Account, the Indenture Collateral Agent (or the Servicer on its behalf) or the Owner Trustee, as applicable, shall within 10 Business Days (or such longer period as to which each Rating Agency and (unless an Insurer Default shall have occurred and be continuing) the Security Insurer may consent) establish a new Trust Account or a new Certificate Distribution Account, as applicable, as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account or a new Certificate Distribution Account, as applicable. In connection with the foregoing, the Servicer agrees that, in the event that any of the Trust Accounts are not accounts with the Trustee, the Servicer shall notify a Trust Officer of the Trustee in writing promptly upon any of such Trust Accounts ceasing to be an Eligible Deposit Account.

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

                           (ii) With respect to the Trust Account Property, the Indenture Collateral Agent, and with respect to the Certificate Distribution Account, the Issuer agrees, by its respective acceptance hereof, that:

                                (A)   Any Trust Account Property or any
                                      property in the Certificate Distribution
                                      Account that is held in deposit accounts shall be held solely in Eligible Deposit Accounts subject to the penultimate sentence of Section 5.1(c)(i); and, except as otherwise provided herein, each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Indenture Collateral Agent with respect to the Trust Accounts and the Issuer with respect to the Certificate Distribution Account, and the Indenture Collateral Agent or the Issuer, as applicable, shall have sole signature authority with respect thereto;

                                (B)   any Trust Account Property shall be
                                      Delivered to the Indenture
                                      Collateral Agent in accordance with
                                      the definition of "Delivery" and
                                      shall be held, pending maturity or
                                      disposition, solely by the Indenture
                                      Collateral Agent or such other
                                      Person acting solely for the
                                      Indenture Collateral Agent as
                                      required for Delivery; and

                                (C) in the event that the Indenture Collateral Agent, in its capacity as securities intermediary, has or subsequently obtains by agreement, operation of law or otherwise a security interest in the Trust Accounts or any security entitlement credited thereto, the Indenture Collateral Agent, in its capacity as securities intermediary, hereby agrees that such security interest shall be subordinate to the security interest of the Indenture Collateral Agent. The financial assets and other items deposited to the Trust Accounts will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person (except that the Indenture Collateral Agent, in its capacity as securities intermediary, may set off the face amount of any checks which have been credited to the Trust Accounts but are subsequently returned unpaid because of uncollected or insufficient funds).

                   (d) The Servicer shall have the power, revocable by the Controlling Party or by the Issuer with the consent of the Controlling Party, to instruct the Indenture Collateral Agent to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer or the Issuer to carry out its respective duties hereunder or permitting the Trustee to carry out its duties under the Indenture.

                  (e) The Servicer shall on or prior to each Distribution Date transfer from the Collection Account to the Spread Account all amounts constituting a part of the Supplemental Servicing Fee not retained by the Servicer pursuant to Section 4.8.

         SECTION 5.1-A  Capitalized Interest Account.

                  (a) With respect to amounts on deposit in the Pre-Funding Account, in order to assure that sufficient amounts to make required distributions of interest to Noteholders and Certificateholders will be available during the Funding Period, the Servicer, for the benefit of the Trustee on behalf of the Noteholders, the Owner Trustee on behalf of the Certificateholders, and the Security Insurer, shall establish and maintain an Eligible Deposit Account (the "Capitalized Interest Account") with the Indenture Collateral Agent, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustee on behalf of the Noteholders, the Owner Trustee on behalf of the Certificateholders, and the Security Insurer.

                  On or prior to the Closing Date, the Seller shall deposit an amount equal to the Capitalized Interest Account Initial Deposit into the Capitalized Interest Account.

                  (b) On each of the Distribution Dates occurring in July 2002 and August of 2002, the Trustee shall withdraw from the Capitalized Interest Account the Monthly Capitalized Interest Amount for such Distribution Date as further provided in Section 5.6. Following the end of the Funding Period, any amounts remaining in the Capitalized Interest Account after taking into account such transfer shall be remitted by the Trustee to the Seller as set forth in
Section 5.6. Upon any such distribution to the Seller, the Noteholders, the Certificateholders and the Security Insurer will have no further rights in, or claims to, such amounts.

         SECTION 5.2    Collections.

                  (a) The Servicer shall remit within two Business Days of receipt thereof to the Collection Account all payments by or on behalf of the Obligors with respect to the Receivables (other than Purchased Receivables) and all Net Liquidation Proceeds, both as collected during the Monthly Period less any payments owed thereon to the Servicer. Notwithstanding the foregoing, for so long as (i) Franklin Capital remains the Servicer, (ii) no Servicer Default shall have occurred and be continuing, (iii) there exists no Insurer Default,
(iv) the Servicer's (or if the Servicer is Franklin Capital, and the Representative has entered into an agreement, guaranty, surety or other arrangement backing Franklin Capital's obligations acceptable to the Rating Agencies and the Security Insurer, then the Representative's) short term obligations are rated at least A-1 by Standard & Poor's and P-1 by Moody's and
(v) the Rating Agency Condition shall have been satisfied (and any conditions or limitations imposed by the Rating Agencies in connection therewith are complied with), the Servicer may remit such collections with respect to the preceding calendar month to the Collection Account on the second Business Day immediately preceding the related Distribution Date. If, however, one of the conditions in clauses (i) through (v) of the preceding sentence is not satisfied, then the Servicer shall remit such collections with respect to the preceding calendar month to the Collection Account within two Business Days of receipt thereof or, if the Servicer has already held such collections for two Business Days, it shall remit such collections to the Collection Account immediately. Pending deposit thereof into the Collection Account, the Servicer may use or invest collections at its own risk and for its own benefit and need not segregate collections from its own funds. For purposes of this Article V the phrase "payments by or on behalf of Obligors" shall mean payments made with respect to the Receivables by Persons other than the Servicer or the Seller.

                  (b) The Servicer will be entitled to be reimbursed from amounts on deposit in the Collection Account with respect to a Monthly Period for amounts previously deposited in the Collection Account but later determined by the Servicer to have resulted from mistaken deposits or postings or checks returned for insufficient funds. The amount to be reimbursed hereunder shall be paid to the Servicer on the related Distribution Date pursuant to Section 5.6(a)(i) upon certification by the Servicer of such amounts and the provision of such information to the Trustee and the Security Insurer as may be necessary in the opinion of the Security Insurer to verify the accuracy of such certification. In the event that the Security Insurer has not received evidence satisfactory to it of the Servicer's entitlement to reimbursement pursuant to
Section 5.2(b), the Security Insurer shall (unless an Insurer Default shall have occurred and be continuing) give the Trustee notice to such effect, following receipt of which the Trustee shall not make a distribution to the Servicer in respect of such amount pursuant to Section 5.6(a)(i), or if the Servicer prior thereto has been reimbursed pursuant to Section 5.6(a)(i) or Section 5.9, the Trustee shall withhold such amounts from amounts otherwise distributable to the Servicer on the next succeeding Distribution Date.

       SECTION 5.3 Application of Collections. All collections for the Monthly Period shall be applied by the Servicer as follows:

                  With respect to each Receivable (other than a Purchased Receivable), payments by or on behalf of the Obligor (other than Supplemental Servicing Fees with respect to such Receivable, to the extent collected), shall be applied to interest and principal in accordance with the Simple Interest Method.

                  All amounts collected that are payable to the Servicer as Supplemental Servicing Fees hereunder shall, other than as provided in Section 5.9, be deposited in the Collection Account and paid to the Servicer in accordance with Section 5.6(a).

       SECTION 5.4  Deficiency Notice.

                  (a) In the event that the Servicer's Certificate with respect to any Determination Date shall state that the amount of the Available Funds with respect to such Determination Date is less than the sum of the amounts payable on the related Distribution Date pursuant to clauses (iii) and (iv) of
Section 5.6(a) remaining after application of clauses (i) and (ii) of Section 5.6(a) (any such deficiency being a "Note Policy Claim Amount"), then on the Deficiency Claim Date immediately preceding such Distribution Date the Trustee, based solely on the information provided in the Servicer's Certificate, shall deliver to the Indenture Collateral Agent, the Security Insurer, the fiscal agent of the Security Insurer, the Owner Trustee, the Insurer's Agent and the Servicer, by hand delivery, telex or facsimile transmission, a written notice (a "Deficiency Notice") in accordance with the terms of the Note Policy specifying the Note Policy Claim Amount for such Distribution Date.

         (b) Any Deficiency Notice shall be delivered by 10:00 a.m., New York City time, on the related Deficiency Claim Date. The amounts distributed to the Trustee pursuant to a Deficiency Notice shall be deposited by the Trustee into the Collection Account pursuant to Section 5.5.

     SECTION 5.5 Additional Deposits. The Servicer, the Seller, and the Representative, as applicable, shall deposit or cause to be deposited in the Collection Account on the second Business Day immediately prior to the Distribution Date following the date on which such obligations are due the aggregate Purchase Amount with respect to Purchased Receivables. On or before each Draw Date, the Trustee shall remit to the Collection Account any amounts delivered to the Trustee pursuant to a Deficiency Notice.

     SECTION 5.6 Distributions.

         (a) On each Distribution Date other than the Distribution Date on which Insolvency Proceeds are to be distributed, the Trustee shall (based solely on the information contained in the Servicer's Certificate delivered with respect to the related Determination Date) distribute the following amounts and in the following order of priority:

              (i) from the Distribution Amount, to the Servicer, the Base Servicing Fee for the related Monthly Period, any amounts constituting the Base Servicing Fee for previous Monthly Periods which have not been paid and any amounts specified in Section 5.2(b), to the extent the Servicer has not reimbursed itself in respect of such amounts pursuant to Section 5.9;

              (ii) from the Distribution Amount, to the Security Insurer, any accrued and unpaid premiums of the Security Insurer payable pursuant to the Insurance Agreement (to the extent such premiums have not been previously paid by the Servicer or Franklin Capital);

              (iii) from the Distribution Amount, to the Note Distribution Account, the Noteholders' Interest Distributable Amount;

              (iv) from the Distribution Amount, to the Note Distribution Account, the Principal Distributable Amount;

              (v) from the Available Funds, to the Security Insurer, any interest due on outstanding Surety Draws (as defined below);

              (vi) from the Available Funds, to the Security Insurer, to the extent of available funds, the amount, if any, to reimburse the Security Insurer for amounts paid under the Note Policy (to the extent not reimbursed from other amounts available to the Security Insurer) (such amounts paid, the "Surety Draws"), any other Insurer Optional Deposits paid by the Insurer, any Security Insurer Defense Costs and all other amounts payable to the Security Insurer under the Insurance Agreement;

              (vii) from the Available Funds, to the Spread Account, the Spread Account Deposit Amounts;

              (viii) from the Available Funds, to the Trustee and Indenture Collateral Agent, to the extent of available funds, all outstanding fees, expenses and indemnification not previously paid to them by the Servicer;

              (ix) from the Available Funds, to the Servicer, the Additional Servicing Fee and for the related Monthly Period and any overdue Additional Servicing Fees; and

              (x) from the Available Funds, to the Certificate Distribution Account for distribution to the Certificateholders or their designees, any remaining funds;

provided, however, that, (A) following an acceleration of the Notes or, (B) if an Insurer Default shall have occurred and be continuing, following the occurrence of an Event of Default pursuant to Section 5.1(i), 5.1(ii), 5.1(iii), 5.1(v) or 5.1(vi) of the Indenture, or (C) following the receipt of Insolvency Proceeds pursuant to Section 9.1(b), amounts deposited in the Note Distribution Account shall be applied to the Noteholders to the extent necessary to pay accrued and unpaid interest on the Notes and then, to the extent funds are available therefor, principal on the Notes until the principal balance of the Notes has been reduced to zero, in accordance with the provisions of Section 5.6 of the Indenture. Notwithstanding item (ix) above, for so long as the Servicer and/or its affiliates are the owners of the Certificates, amounts to be remitted pursuant to such item (ix) to the Certificate Distribution Account may instead be distributed directly to the Certificateholders by the Servicer.

         (b) No later than 12:00 noon New York City time on each Distribution Date, the Trustee shall (based solely on the information contained in the Servicer's Certificate delivered on the related Determination Date) cause to be made the following transfers and distributions in the amounts set forth in the Servicer's Certificate for such Distribution Date:

              (i) during the Funding Period from the Pre-Funding Account (A) if such Distribution Date is the Mandatory Redemption Date, to the Note Distribution Account, in immediately available funds, the Pre-Funded Amount (exclusive of the Pre-Funding Earnings) after giving effect to the purchase of Subsequent Receivables, if any, on the Mandatory Redemption Date and (B) to the Collection Account, all Pre-Funding Earnings in the Pre-Funding Account; and

              (ii) during the Funding Period, from the Capitalized Interest Account (A) to the Collection Account, in immediately available funds, the Monthly Capitalized Interest Amount for such Distribution Date and (B) to the Seller, in immediately available funds, all Investment Earnings on funds in the Capitalized Interest Account on deposit therein or, if such Distribution Date is the Mandatory Redemption Date, all remaining funds in the Capitalized Interest Account after distribution of interest on the Notes on such date.

         (c) In the event that the Collection Account is maintained with an institution other than the Indenture Collateral Agent, the Servicer shall instruct and cause such institution to make all deposits and distributions pursuant to Section 5.6(a) on the related Distribution Date.

     SECTION 5.7 Pre-Funding Account.

         (a) On the Closing Date, the Trustee will deposit, on behalf of the Seller, in the Pre-Funding Account the Pre-Funding Account Initial Deposit from the proceeds of the sale of the Notes. On each Subsequent Transfer Date, the Servicer shall instruct the Trustee to withdraw from the Pre-Funding Account an amount equal to the Principal Balance of the Subsequent Receivables transferred to the Issuer on such Subsequent Transfer Date and to distribute such amount to or upon the order of the Seller upon satisfaction of the conditions set forth in this Agreement with respect to such transfer.

         (b) If the Pre-Funded Amount has not been reduced to zero on the date on which the Funding Period ends after giving effect to any reductions in the Pre-Funded Amount on such date, the Servicer shall instruct the Trustee to withdraw from the Pre-Funding Account on the Mandatory Redemption Date, the Pre-Funded Amount and deposit an amount equal to the Prepayment Amount in the Note Distribution Account.

     SECTION 5.8 Statements to Certificateholders and Noteholders. On or prior to each Determination Date, the Servicer shall provide to the Trustee (with a copy to the Security Insurer and the Rating Agencies) for the Trustee to forward to each Noteholder of record, to each Paying Agent, if any, and to the Owner Trustee for the Owner Trustee to forward to each Certificateholder of record, a statement substantially in the form of Exhibit C, setting forth at least the following information with respect to distributions on the related Distribution Date as to the Notes and the Certificates to the extent applicable:

              (i) the amount of such distribution allocable to principal of each Class of Notes and the portion of the amount of such distribution, if any, that constitutes the Accelerated Principal Distributable Amount for the related Distribution Date;

              (ii) the amount of such distribution allocable to interest on or with respect to each Class of Notes;

              (iii) the amount of such distribution payable pursuant to a claim on the Note Policy and any remaining outstanding balance available to be drawn under the Note Policy;

              (iv) the Month-End Pool Balance as of the close of business on the last day of the preceding Monthly Period;

              (v) the aggregate outstanding principal amount of each Class of the Notes and the Note Pool Factor for each such Class, after giving effect to payments allocated to principal reported under (i) above;

              (vi) the amount of the Servicing Fee paid to the Servicer with respect to the related Monthly Period and/or due but unpaid with respect to such Monthly Period or prior Monthly Periods, as the case may be;

              (vii)   the Noteholders' Interest Carryover Shortfall;

              (viii) the amount of the aggregate Realized Losses, if any, for the related Monthly Period;

              (ix) the aggregate Purchase Amounts for Receivables, if any, that were repurchased in such period;

              (x)     the amounts which were collected by the Servicer;

              (xi) the aggregate amount which was received by the Trust from the Servicer;

              (xii)   any reimbursements to the Security Insurer;

              (xiii) delinquency information relating to Receivables which are 30, 60 or 90 days delinquent and the number of repossessed Financed Vehicles;

              (xiv)   the aggregate amount distributed to the
     Certificateholders;

              (xv) for each Distribution Date, if any, during the Funding Period, the remaining Pre-Funded Amount, the amount in the Pre-Funding Account and the amount remaining in the Capitalized Interest Account;

              (xvi) for the final Subsequent Transfer Date, the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is passed through as principal to Noteholders;

              (xvii) the amounts on deposit and the amounts required to be on deposit in the Spread Account on such Distribution Date, before and after giving effect to deposits thereto and withdrawals therefrom to be made in respect of such Distribution Date;

              (xviii) the number of extensions performed during the related Monthly Period; and

              (xix) the balance of the Receivables extended during the related Monthly Period.

Each amount set forth pursuant to paragraph (i), (ii), (iii), (vii), (x) and
(xi) above shall be expressed as a dollar amount per $1,000 of the initial principal balance of the Notes (or Class thereof).

     SECTION 5.9 Net Deposits. As an administrative convenience, unless the Servicer is required to remit collections within two Business Days of receipt thereof, the Servicer will be permitted to make the deposit of collections on the Receivables and Purchase Amounts for or with respect to each Monthly Period net of distributions to be made to the Servicer with respect to such Monthly Period. The Servicer, however, will account to the Owner Trustee, the Trustee, the Indenture Collateral Agent, the Noteholders and the Certificateholders as if all deposits, distributions and transfers were made individually.

     SECTION 5.10 Optional Deposits by the Security Insurer. The Security Insurer shall at any time, and from time to time, with respect to a Distribution Date, have the option (but shall not be required, except in accordance with the terms of the Note Policy) to deliver or cause to be delivered amounts ("Insurer Optional Deposits") to the Trustee for deposit into the Collection Account for any of the following purposes: (i) to provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to such Distribution Date or (ii) to include such amount to the extent that without such amount a draw would be required to be made on the Note Policy.

                                   ARTICLE VI

                                   The Seller

     SECTION 6.1 Representations of the Seller. The Seller makes the following representations on which the Security Insurer shall be deemed to have relied in executing and delivering the Note Policy and on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the Initial Receivables, and as of the related Subsequent Transfer Date, in the case of Subsequent Receivables (unless another date or time period is otherwise specified or indicated in the particular representation or warranty), and shall survive the sale to the Issuer and the pledge thereof to the Trustee pursuant to the Indenture.

              (a) Organization and Good Standing. The Seller is duly organized and validly existing as a Delaware limited liability company with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire and own the Receivables.

              (b) Due Qualification. The Seller is duly qualified to do business as a limited liability company in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property, including the Receivables, or the conduct of its business shall require such qualifications.

              (c) Power and Authority of the Seller. The Seller has the power and authority to execute and deliver this Agreement and to perform its obligations under each of the Basic Documents to which the Seller is a party; the Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer and the Seller has duly authorized such sale and assignment to the Issuer by all necessary action; and the execution, delivery and performance of each of the Basic Documents to which the Seller is a party and of each Subsequent Transfer Agreement has been duly authorized by the Seller by all necessary action.

         (d) Binding Obligation. This Agreement, each of the Basic Documents and each Subsequent Transfer Agreement to which the Seller is a party constitute legal, valid and binding obligations of the Seller, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and similar laws now or hereafter in effect relating to creditors' rights generally and subject to general principles of equity (whether applied in a proceeding at law or in equity).

         (e) No Violation. The consummation of the transactions contemplated by this Agreement and by each Subsequent Transfer Agreement and the fulfillment of the terms hereof and thereof do not result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under, the certificate of formation or limited liability company agreement of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of its knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

         (f) No Proceedings. There are no proceedings or investigations pending against the Seller or, to its best knowledge, threatened against the Seller, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties: (i) asserting the invalidity of this Agreement or any of the Basic Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by the Seller of its obligations under, or the validity or enforceability of, the Basic Documents, the Notes or the Certificates or (iv) that might adversely affect the federal income tax attributes of the Issuer, the Notes or the Certificates.

         (g) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any court, regulatory body, administrative agency or other government instrumentality required to be obtained, effected or given by the Seller in connection with the execution and delivery by the Seller of this Agreement, any Subsequent Transfer Agreement or any of the Basic Documents to which it is a party and the performance by the Seller of the transactions contemplated by this Agreement, any Subsequent Transfer Agreement or any of the Basic Documents to which it is a party, have been duly obtained, effected or given and are in full force and effect, except where failure to obtain the same would not have a material and adverse effect upon the rights of the Issuer, the Noteholders or the Certificateholders.

         (h) Chief Executive Office. The chief executive office of the Seller is at 47 West 200 South, Salt Lake City, Utah 84101.

     SECTION 6.2 Corporate Existence.

         (a) During the term of this Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a limited liability company under the laws of the jurisdiction of its formation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

         (b) During the term of this Agreement, the Seller shall observe the applicable legal requirements for the recognition of the Seller as a legal entity separate and apart from its Affiliates, including as follows:

              (i) the Seller shall maintain records and books of account separate from those of its Affiliates;

              (ii) except as otherwise provided in this Agreement, the Seller shall not commingle its assets and funds with those of its Affiliates;

              (iii) the Seller shall hold such appropriate meetings of its members as are necessary to authorize all the Seller's actions required by law to be authorized by the members, shall keep minutes of such meetings and of meetings of its stockholder(s) and observe all other customary formalities (and any successor Seller not a corporation shall observe similar procedures in accordance with its governing documents and applicable law);

              (iv) the Seller shall at all times hold itself out to the public under the Seller's own name as a legal entity separate and distinct from its Affiliates; and

              (v) all transactions and dealings between the Seller and its Affiliates will be conducted on an arm's-length basis.

     SECTION 6.3 Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement. Notwithstanding anything set forth in this Section 6.3, the Seller shall only be required to indemnify the parties listed below to the extent of any Available Funds remaining following distributions made pursuant to clauses (i) through (ix) of Section 5.6(a) (the "Seller Indemnification Cap"); provided, however, that if the aggregate amount of indemnification for which the Seller would otherwise be required to indemnify the parties listed below pursuant to this Section 6.3 exceeds the Seller Indemnification Cap, the Servicer shall indemnify the parties listed below for the difference. In addition, the indemnification provided herein shall not constitute a claim against the Seller.

         (a) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Trust, the Security Insurer, the Trustee and the Indenture Collateral Agent from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement and any of the Basic Documents (except any income taxes arising out of fees paid to any of them and except any taxes to which the Owner Trustee or the Trustee may otherwise be subject to), including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, federal or other income taxes arising out of distributions on the Certificates and the Notes) and costs and expenses in defending against the same.

         (b) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Trustee, the Indenture Collateral Agent, the Security Insurer, and the Noteholders from and against any loss, liability or expense incurred by reason of (i) the Seller's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, any Subsequent Transfer Agreement or the other Basic Documents, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Seller's or the Issuer's violation of Federal or state securities laws in connection with the offering and sale of the Notes.

         (c) The Seller shall indemnify, defend and hold harmless the Owner Trustee and its officers, directors, employees and agents from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of, or incurred in connection with the acceptance or performance of the trusts and duties set forth herein and in the Basic Documents except to the extent that such cost, expense, loss, claim, damage or liability shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Owner Trustee.

     Indemnification under this Section shall survive the resignation or removal of the Owner Trustee, the Trustee or the Indenture Collateral Agent and the termination of this Agreement, the Indenture or the Trust Agreement, as applicable, and shall include reasonable fees and expenses of counsel and other expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

     SECTION 6.4 Merger or Consolidation of, or Assumption of the Obligations of, the Seller. Any Person (a) into which the Seller may be merged or consolidated, (b) which may result from any merger or consolidation to which the Seller shall be a party or (c) which may succeed to the properties and assets of the Seller substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that (i) unless an Insurer Default shall have occurred and be continuing, the Seller shall have received the written consent of the Security Insurer prior to entering into any such transaction, (ii) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.1 shall have been breached and no Servicer Default, and no event which, after notice or lapse of time, or both, would become a Servicer Default shall have happened and be continuing, (iii) the Seller shall have delivered to the Owner Trustee, the

Trustee and the Security Insurer an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iv) the Rating Agency Condition shall have been satisfied with respect to such transaction and (v) the Seller shall have delivered to the Owner Trustee, the Trustee and the Security Insurer an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Trustee, respectively, in the Receivables and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interest. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii), (iv) and (v) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c) above.

     SECTION 6.5 Limitation on Liability of Seller and Others. The Seller and any member or officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under any Basic Document. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

     SECTION 6.6 Seller May Own Certificates or Notes. The Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Certificates or Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as expressly provided herein or in any Basic Document. Notes or Certificates so owned by the Seller or such Affiliate shall have an equal and proportionate benefit under the provisions of the Basic Documents, without preference, priority, or distinction as among all of the Notes or Certificates, provided, however, that any Notes or Certificates owned by the Seller or any Affiliate thereof, during the time such Notes or Certificates are owned by them, shall be without voting rights for any purpose set forth in the Basic Documents and will not be entitled to the benefits of the Note Policy. The Seller shall notify the Owner Trustee, the Trustee and the Security Insurer promptly after it or any of its Affiliates become the owner of a Certificate or a Note. The Seller hereby notifies the Owner Trustee that immediately following the issuance of the Certificates it will own all the Certificates.

                                  ARTICLE VII

                                  The Servicer

     SECTION 7.1 Representations of Servicer. Franklin Capital, in its capacity as Servicer, makes the following representations on which the Security Insurer shall be deemed to have relied in executing and delivering the Note Policy and on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the Initial Receivables, and as of the related

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

Subsequent Transfer Date, in the case of Subsequent Receivables, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Trustee pursuant to the Indenture.

         (a) Organization and Good Standing. Franklin Capital is duly organized and validly existing as a corporation in good standing under the laws of the state of its incorporation, with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire, own, sell and service the Receivables and to hold the Receivable Files as custodian.

         (b) Due Qualification. Franklin Capital is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) shall require such qualifications, and was duly qualified and had all licenses in all relevant jurisdictions required for the origination of the Receivables.

         (c) Power and Authority of the Servicer. Franklin Capital has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement have been duly authorized by Franklin Capital by all necessary corporate action. All authorizations, consents, orders or approvals of or registrations or declarations with any court, regulatory body, administrative agency or other government instrumentality required to be obtained, effected or given by Franklin Capital in connection with the execution and delivery by the Servicer of this Agreement or any of the Basic Documents to which it is a party and the performance by the Servicer of the transactions contemplated by this Agreement or any of the Basic Documents to which it is a party, have been duly obtained, effected or given and are in full force and effect, except where failure to obtain the same would not have a material adverse effect upon the rights of the Issuer or the Noteholders.

         (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of Franklin Capital, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and similar laws now or hereafter in effect relating to creditors' rights generally, and subject to general principles of equity (whether applied in a proceeding at law or in equity).

         (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under the articles of incorporation or by-laws of Franklin Capital, or any indenture, agreement or other instrument to which Franklin Capital is a party or by which it shall be bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); or violate any law or, to the best of Franklin Capital's knowledge, any order, rule or regulation applicable to Franklin Capital of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Franklin Capital or its properties.

         (f) No Proceedings. There are no proceedings or investigations pending against Franklin Capital, or, to its best knowledge, threatened against Franklin Capital, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Franklin Capital or its properties: (i) asserting the invalidity of this Agreement or any of the Basic Documents or the Notes, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by Franklin Capital of its obligations under, or the validity or enforceability of this Agreement or any of the Basic Documents or the Notes or (iv) relating to Franklin Capital and which might adversely affect the federal income tax or ERISA attributes of the Issuer or the Notes.

     SECTION 7.2 Indemnities of Servicer.

         (a) The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement and the representations made by the Servicer herein.

         (b) The Servicer shall defend, indemnify and hold harmless the Owner Trustee, the Trustee, the Trust, the Indenture Collateral Agent, the Security Insurer, the Noteholders and the Seller from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Vehicle.

         (c) The Servicer shall indemnify, defend and hold harmless the Owner Trustee, the Trustee, the Seller, the Trust, the Indenture Collateral Agent, the Security Insurer, their respective officers, directors, agents and employees and the Noteholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such costs, expenses, losses, claims, damages, or liabilities arose out of, or were imposed upon any such Person through, the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or the other Basic Documents or by reason of reckless disregard of its obligations and duties under this Agreement.

         (d) The Servicer shall indemnify, defend and hold harmless the Owner Trustee, the Trustee and the Indenture Collateral Agent and their officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein, the Indenture and in the Trust Agreement, except to the extent that such costs, expenses, losses, claims, damages or liabilities shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Owner Trustee, the Indenture Trustee or the Indenture Collateral Agent, as applicable.

         For purposes of this Section, in the event of the termination of the rights and obligations of Franklin Capital (or any successor thereto pursuant to Section 7.3) as Servicer pursuant to Section 8.1, or a resignation by such Servicer pursuant to this Agreement, such

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

Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer (other than the Trustee) pursuant to Section 8.2.

              Indemnification under this Section shall survive the resignation or removal of the Owner Trustee or the Trustee or the termination of this Agreement, the Indenture or the Trust Agreement, as applicable, and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

     SECTION 7.3 Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. Any Person (a) into which the Servicer may be merged or consolidated, (b) which may result from any merger or consolidation to which the Servicer shall be a party, (c) which may succeed to the properties and assets of the Servicer, substantially as a whole or (d) with respect to the Servicer's obligations hereunder, which is a corporation 50% or more of the voting stock of which is owned, directly or indirectly, by Franklin Resources, which Person executed an agreement of assumption to perform every obligation of the Servicer hereunder shall be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that (i) unless an Insurer Default shall have occurred and be continuing, the Servicer shall have received the written consent of the Security Insurer prior to entering into any such transaction, (ii) immediately after giving effect to such transaction, no Servicer Default and no event which, after notice or lapse of time, or both, would become a Servicer Default shall have happened and be continuing, (iii) the Servicer shall have delivered to the Owner Trustee, the Trustee and the Security Insurer an Officer's Certificate and an Opinion of Counsel (which shall not be addressed to the Security Insurer as long as an Insurer Default exists) each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with, (iv) the Rating Agency Condition shall have been satisfied with respect to such transaction and (v) the Servicer shall have delivered to the Owner Trustee, the Trustee and the Security Insurer an Opinion of Counsel (which shall not be addressed to the Security Insurer as long as an Insurer Default exists) stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Trustee, respectively, in the Receivables and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interest. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii), (iv) and (v) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b), (c) or
(d) above.

     SECTION 7.4 Limitation on Liability of the Servicer and Others. Neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Issuer, the Noteholders or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (except for errors in judgment) in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer or any subservicer and any of their respective directors, officers, employees or agents may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

             Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer, may (but shall not be required to) undertake any reasonable action that it may deem necessary or desirable to protect the interests of the Certificateholders under the Trust Agreement and the Noteholders under the Indenture.

     SECTION 7.5 Servicer Not To Resign. Subject to the provisions of Section 7.3, the Servicer may not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement or the other Basic Documents except upon determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would result in a material adverse effect on the Servicer and the Security Insurer does not elect to waive the obligations of the Servicer to perform the duties which render it legally unable to act or does not elect to delegate those duties to another Person. Notice of any such determination permitting the resignation of the Servicer shall be communicated to the Owner Trustee, the Trustee and the Security Insurer at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to and satisfactory to the Owner Trustee, the Trustee and the Security Insurer concurrently with or promptly after such notice. No such resignation of the Servicer shall become effective until a successor servicer shall have assumed the responsibilities and obligations of Franklin Capital in accordance with Section 8.2 of this Agreement.

                                  ARTICLE VIIA

                               The Representative

     SECTION 7.1 A Representations of Franklin Resources. Franklin Resources makes the following representations on which the Security Insurer shall be deemed to have relied in executing and delivering the Note Policy and on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the Initial Receivables, and as of the related Subsequent Transfer Date, in the case of Subsequent Receivables, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Trustee pursuant to the Indenture.

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

         (a) Organization and Good Standing. Franklin Resources is duly organized and validly existing as a corporation in good standing under the laws of the state of its incorporation, with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

         (b) Due Qualification. Franklin Resources is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

         (c) Power and Authority. Franklin Resources has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement have been duly authorized by Franklin Resources by all necessary corporate action. All authorizations, consents, orders or approvals of or registrations or declarations with any court, regulatory body, administrative agency or other government instrumentality required to be obtained, effected or given by Franklin Resources in connection with the execution and delivery by Franklin Resources of this Agreement or any of the Basic Documents to which it is a party and the performance by Franklin Resources of the transactions contemplated by this Agreement or any of the Basic Documents to which it is a party, have been duly obtained, effected or given and are in full force and effect, except where failure to obtain the same would not have a material adverse effect upon the rights of the Issuer or the Noteholders.

         (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of Franklin Resources, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and similar laws now or hereafter in effect relating to creditors' rights generally, and subject to general principles of equity (whether applied in a proceeding at law or in equity).

         (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under the articles of incorporation or by-laws of Franklin Resources, or any indenture, agreement or other instrument to which Franklin Resources is a party or by which it shall be bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); or violate any law or, to the best of Franklin Resources' knowledge, any order, rule or regulation applicable to Franklin Resources of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Franklin Resources or its properties.

         (f) No Proceedings. There are no proceedings or investigations pending against Franklin Resources or, to its best knowledge, threatened against Franklin Resources, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Franklin Resources or its properties: (i) asserting the invalidity of this Agreement or any of the Basic Documents or the Notes, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by Franklin Resources of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents or the Notes or (iv) relating to Franklin Resources and which might adversely affect the federal income tax or ERISA attributes of the Issuer or the Notes.

     SECTION 7.2A Limitation on Liability of Franklin Resources and Others. Neither Franklin Resources nor any of its directors, officers, employees or agents shall be under any liability to the Issuer, the Noteholders or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect Franklin Resources or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. Franklin Resources or and any of its directors, officers, employees or agents may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

                                  ARTICLE VIII

                                     Default

     SECTION 8.1 Servicer Default. If any one of the following events (a "Servicer Default") shall occur and be continuing:

         (a) Any failure by the Servicer to deliver to the Owner Trustee or the Trustee for deposit in any of the Trust Accounts or the Certificate Distribution Account any payment required to be so delivered under the terms of the Notes, the Certificates or this Agreement that shall continue unremedied for a period of 30 Business Days after written notice of such failure is received by the Servicer from the Security Insurer, the Owner Trustee or the Trustee or after discovery of such failure by an Officer of the Servicer; or

         (b) Failure by the Servicer or the Seller (as the case may be) duly to observe or to perform in any material respect any other covenants or agreements of the Servicer or the Seller (as the case may be) set forth in the Notes, the Certificates, this Agreement or any other Basic Document, which failure shall
(i) materially and adversely affect the rights of the Certificateholders, the Security Insurer or the Noteholders (without regard to the Note Policy) and (ii) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given
(A) to the Servicer by the Security Insurer, the Owner Trustee or the Trustee or
(B) to the Servicer, the Owner Trustee and the Trustee by the Holders of Notes evidencing not less than 25% of the outstanding principal amount of the Notes as applicable (or for such longer period, not in excess of 120 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy

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

within 120 days and the Servicer delivers an Officers' Certificate to the Security Insurer, the Owner Trustee and the Trustee to such effect and to the effect that the Servicer has commenced or will promptly commence, and will diligently pursue, all reasonable efforts to remedy such default); or

         (c) An Insolvency Event occurs with respect to the Servicer or any successor; or

         (d) So long as an Insurer Default shall not have occurred and be continuing, an Insurance Agreement Trigger Event described in Section 6.01 of the Insurance Agreement shall have occurred;

then, and in each and every case, (i) so long as no Insurer Default shall have occurred and be continuing, the Trustee may, with the consent of the Security Insurer and at the direction of the Security Insurer, the Trustee shall, subject to subsection (b) of this Section 8.1 or (ii) if an Insurer Default shall have occurred and be continuing, any of the Trustee or the Holders of Notes evidencing not less than a majority of the principal amount of the Notes then outstanding or Holders of Certificates of Percentage Interests greater than 50% in the case of any default that does not adversely affect the Trustee or the Noteholders, in any case by notice given in writing to the Servicer (and to the Trustee if given by the Security Insurer or, as applicable, the Noteholders or the Certificateholders) may terminate all of the rights and obligations of the Servicer under this Agreement. For purposes of Section 8.1(b), any determination of an adverse effect on the interest of the Certificateholders or the Noteholders pursuant to Section 8.1(b) shall be made without consideration of the availability of funds under the Note Policy. On or after the receipt by the Servicer of such written notice, all authority, power, obligations and responsibilities of the Servicer under this Agreement, whether with respect to the Notes, the Certificates or the Receivables or otherwise, automatically shall pass to, be vested in and become obligations and responsibilities of the Trustee in its capacity as successor Servicer provided that the Trustee is not unwilling or unable to act; provided, however, that the Trustee shall have no liability with respect to any obligation which was required to be performed by the prior Servicer prior to the date that the Trustee becomes the Servicer or any claim of a third party based on any alleged action or inaction of the prior Servicer. The Trustee is authorized and empowered by this Agreement, as successor Servicer to execute and deliver, on behalf of the prior Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and the other Trust Property and related documents, to show the Trustee as lienholder or secured party on the related Lien Certificates, or otherwise. The prior Servicer agrees to cooperate with the successor Servicer in effecting the termination of the responsibilities and rights of the prior Servicer under this Agreement, including, without limitation, the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the prior Servicer for deposit, or have been deposited by the prior Servicer, in the Collection Account or thereafter received with respect to the Receivables and the delivery to the successor Servicer of all Receivable Files, records and a computer tape in readable form containing all information necessary to enable the successor Servicer to service the Receivables and the other Trust Property. The terminated Servicer shall grant the Trustee, (in its capacity as Trustee and/or

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successor Servicer), the Owner Trustee and the Security Insurer reasonable access to the terminated Servicer's premises at the Servicer's reasonable expense.

     SECTION 8.2 Appointment of Successor.

         (a) Upon the Servicer's receipt of notice of termination, pursuant to
Section 8.1 or the Servicer's resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (x) the date 45 days from the delivery to the Owner Trustee and the Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and
(y) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer's termination hereunder, the Trustee shall, provided it is not unwilling or unable to act, become the successor Servicer and assume the obligations of the Servicer hereunder and, unless an Insurer Default shall have occurred and be continuing, shall accept its appointment by a written assumption in form acceptable to the Security Insurer. Notwithstanding the above, the Trustee, with the prior written consent of the Security Insurer, or the Security Insurer shall, if the Trustee shall be unwilling or legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established institution having a net worth of not less than $50,000,000 and whose regular business shall include the servicing of automotive receivables as the successor to the Servicer under this Agreement. Any successor Servicer shall be acceptable to the Security Insurer.

         (b) Upon appointment, the successor Servicer (including the Trustee acting as successor Servicer) shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer, subject to the exceptions set forth in Section 8.2(a) hereof, and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

     SECTION 8.3 [RESERVED]

     SECTION 8.4 Notification to Noteholders and Certificateholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this
Article VIII, the Owner Trustee shall give prompt written notice thereof to Certificateholders and the Security Insurer, and the Trustee shall give prompt written notice thereof to Noteholders and to the Rating Agencies.

     SECTION 8.5 Waiver of Past Defaults. So long as no Insurer Default shall have occurred and be continuing, the Security Insurer (or, if an Insurer Default shall have occurred and be continuing, the Holders of Notes evidencing not less than a majority of the outstanding principal amount of the Notes, or Holders of Certificates of Percentage Interests greater than 50% in the case of any default which does not adversely affect the Trustee or the Noteholders (in each case, in any default which does not adversely affect the Security Insurer) may, on behalf of all Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

                                   ARTICLE IX

                                   Termination

     SECTION 9.1 Optional Purchase of All Receivables.

         (a) On the last day of any Monthly Period as of which the Pool Balance shall be less than or equal to 10% of the Original Pool Balance, the Servicer shall have the option to purchase the Owner Trust Estate, other than the Trust Accounts and the Certificate Distribution Account (with the consent of the Security Insurer if such purchase would result in a claim on the Note Policy or would result in any amount owing to the Security Insurer under the Insurance Agreement remaining unpaid); provided, however, that the amount to be paid for such purchase (as set forth in the following sentence) shall be sufficient to pay the full amount of principal, premium and other amounts owing to the Security Insurer if any, and interest then due and payable on the Notes. To exercise such option, the Servicer shall deposit pursuant to Section 5.5 in the Collection Account an amount equal to the aggregate Purchase Amount for the Receivables, plus any amounts then due and owing to the Security Insurer plus the appraised value of any other property held by the Trust, such value to be determined by an appraiser mutually agreed upon by the Servicer, the Security Insurer (unless an Insurer Default shall have occurred and be continuing), the Owner Trustee and the Trustee, and shall succeed to all interests in and to the Trust.

         (b) Upon any sale of the assets of the Trust pursuant to the Trust Agreement, the Servicer shall instruct the Trustee to deposit the proceeds from such sale after all payments and reserves therefrom (including the expenses of such sale) have been made (the "Insolvency Proceeds") in the Collection Account. On the Distribution Date on which the Insolvency Proceeds are deposited in the Collection Account (or, if such proceeds are not so deposited on a Distribution Date, on the Distribution Date immediately following such deposit), the Servicer shall instruct the Trustee to make, and the Trustee shall make, the following deposits and distributions (after the application on such Distribution Date of the Distribution Amount pursuant to Section 5.6(a)) from the Insolvency Proceeds and the Distribution Amount for such Distribution Date:

              (i) to the Note Distribution Account, any portion of the Noteholders' Interest Distributable Amount not otherwise deposited into the Note Distribution Account on such Distribution Date; and

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

              (ii) to the Note Distribution Account, the outstanding principal amount of the Notes (after giving effect to the reduction in the outstanding principal amount of the Notes to result from the deposits made in the Note Distribution Account on such Distribution Date).

Any Insolvency Proceeds remaining after the deposits described above shall be paid first to the Security Insurer to the extent of any amounts owing to the Security Insurer under the Insurance Agreement and not paid, and second, to the extent of any remaining funds, to the Certificateholders.

         (c) Notice of any termination of the Trust shall be given by the Servicer to the Owner Trustee, the Trustee, the Indenture Collateral Agent, the Security Insurer and the Rating Agencies as soon as practicable after the Servicer has received notice thereof.

         (d) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder and the Owner Trustee will succeed to the rights of the Trustee pursuant to this Agreement.

                                   ARTICLE X

                      Administrative Duties of the Servicer

     SECTION 10.1 Administrative Duties.

         (a) Duties with Respect to the Indenture and Depository Agreements. The Servicer shall perform all its duties and the duties of the Issuer under the Indenture and the other Basic Documents. In addition, the Servicer shall consult with the Owner Trustee as the Servicer deems appropriate regarding the duties of the Issuer under the Indenture and the other Basic Documents. The Servicer shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer's duties under the Indenture and the other Basic Documents. The Servicer shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture and the other Basic Documents. In furtherance of the foregoing, the Servicer shall take all necessary action that is the duty of the Issuer to take pursuant to the Indenture and the other Basic Documents, including, without limitation, pursuant to Sections 2.7, 3.5, 3.6, 3.7, 3.9, 6.7, 7.2, 7.3, 11.1 and 11.15 of
the Indenture.

         (b) Duties with Respect to the Issuer.

              (i) In addition to the duties of the Servicer set forth in this Agreement or any of the Basic Documents, the Servicer shall perform such calculations and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to this Agreement or any of the Basic Documents or state or Federal securities laws, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to this Agreement or any of the Basic Documents, including, without limitation, pursuant to Sections
    2.6 and 2.13 of the Trust Agreement. In accordance with the directions of the Issuer or the Owner Trustee, the Servicer shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer or the Owner Trustee and are reasonably within the capability of the Servicer.

         (ii) Notwithstanding anything in this Agreement or any of the Basic Documents to the contrary, the Servicer shall be responsible for promptly notifying the Owner Trustee in the event that any withholding tax is imposed on the Issuer's payments (or allocations of income) to an Owner (as defined in the Trust Agreement) as contemplated in Section 5.2(c) of the Trust Agreement. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee pursuant to such provision.

         (iii) Notwithstanding anything in this Agreement or the Basic Documents to the contrary, the Servicer shall be responsible for performance of the duties of the Issuer or the Owner Trustee set forth in Section 5.6(a), (b), (c) and (d) of the Trust Agreement with respect to, among other things, accounting and reports to Holders (as defined in the Trust Agreement); provided, however, that once prepared by the Servicer and filed with the appropriate tax authorities, the Owner Trustee shall retain responsibility for the distribution of the Schedule K-1s necessary to enable each Certificateholder to prepare its federal and state income tax returns.

         (iv) The Servicer shall perform the duties of the Servicer specified in Section 10.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Servicer under this Agreement or any of the Basic Documents.

         (v) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Servicer may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Servicer's opinion, no less favorable to the Issuer in any material respect.

    (c) Tax Matters. The Servicer shall prepare and file, on behalf of the Seller, so long as it is a Certificateholder, all tax returns, tax elections, financial statements and such annual or other reports of the Issuer as are necessary for preparation of tax reports as provided in Article V of the Trust Agreement, including without limitation Forms 1099. All tax returns will be signed by Seller, so long as it is a Certificateholder.

         (d) Non-Ministerial Matters. With respect to matters that in the reasonable judgment of the Servicer are non-ministerial, the Servicer shall not take any action pursuant to this Article X unless within a reasonable time before the taking of such action, the Servicer shall have notified the Owner Trustee and the Trustee of the proposed action and the Owner Trustee and, with respect to items (A), (B), (C) and (D) below, the Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include:

                                (A) the amendment of or any supplement to the Indenture;

                                (B) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Receivables);

                                (C) the amendment, change or modification of this Agreement or any of the Basic Documents;

                                (D)    the appointment of successor Note
                                       Registrars, successor Paying Agents and
                                       successor Trustees pursuant to the
                                       Indenture or the appointment of Successor
                                       Servicers or the consent to the
                                       assignment by the Note Registrar, Paying
                                       Agent or Trustee of its obligations under the Indenture; and

                                (E)    the removal of the Trustee.

         (e) Exceptions. Notwithstanding anything to the contrary in this Agreement, except as expressly provided herein or in the other Basic Documents, the Servicer, in its capacity hereunder, shall not be obligated to, and shall not, (1) make any payments to the Noteholders or Certificateholders under the Basic Documents, (2) sell the Owner Trust Estate pursuant to Section 5.5 of the Indenture, (3) take any other action that the Issuer directs the Servicer not to take on its behalf or (4) in connection with its duties hereunder assume any indemnification obligation of any other Person.

     SECTION 10.2 Records. The Servicer shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be accessible for inspection by the Issuer at any time during normal business hours.

     SECTION 10.3 Additional Information to be Furnished to the Issuer. The Servicer shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.

     SECTION 10.4 Replacement Note Policy. In the event of an Insurer Default or the rating of the Security Insurer is downgraded by any Rating Agency such that the rating of any Class of Notes is reduced, suspended or withdrawn, the Servicer shall be permitted, provided that all amounts payable to the Security Insurer pursuant to the Insurance Agreement have been paid in full, (i) replace the Note Policy with a financial guaranty insurance policy issued by another

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

insurer provided that the ratings on the financial strength of such replacement insurer are higher than those of the insurer sought to be replaced (after giving effect to such reduction) or (ii) eliminate or provide another form of credit enhancement; provided that in the case of clause (ii), the Rating Agencies consent thereto and confirmation that the ratings of the Notes will be increased from their then-current levels (after giving effect to such reduction) as a result of such action shall have been obtained. It shall be a condition to substitution of any such new financial guaranty insurance policy or other form of credit enhancement that there be delivered to the Trustee (i) an Officer's Certificate by the Servicer stating that the conditions to such substitution set forth in this Section 10.4 (other than in clause (ii)) have been satisfied and
(ii) a legal opinion, acceptable in form to the Trustee, from counsel to the provider of such financial guaranty insurance policy or other form of credit enhancement with respect to the enforceability thereof and such other matters as the Trustee may require. Upon receipt of written notice of any such substitution from the Servicer and the taking of physical possession of the replacement financial guaranty insurance policy or other form of credit enhancement, the Trustee shall, within five Business Days following receipt of such notice and such taking of physical possession, deliver the Note Policy marked "Cancelled" to the Security Insurer, and the Security Insurer will have no further liability under the Note Policy.

     SECTION 10.5 Relocation of Receivables The Servicer agrees that it will not move the Receivable Files from the locations listed in Schedule B, unless the Servicer shall have delivered to the Owner Trustee, the Trustee and the Security Insurer an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Trustee, respectively, in the Receivables and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interest.

                                   ARTICLE XI

                            Miscellaneous Provisions

     SECTION 11.1 Amendment. This Agreement may be amended from time to time by the Representative, the Seller, the Servicer and the Owner Trustee, with the consent of the Trustee (which consent may not be unreasonably withheld), with the prior written consent of the Security Insurer (so long as no Insurer Default has occurred and is continuing) but without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement or the Insurance Agreement; provided, however, that such action shall not, adversely affect in any material respect the interests of any Noteholder or Certificateholder; provided further that if an Insurer Default has occurred and is continuing and the Security Insurer has not consented to such action, such action shall not materially adversely affect the interests of the Security Insurer. An amendment

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

shall be deemed not to adversely affect the interests of any such holder if the Rating Agency Condition shall have been satisfied.

                  This Agreement may also be amended from time to time by the Representative, the Seller, the Servicer and the Owner Trustee, with the consent of the Security Insurer (so long as no Insurer Default has occurred and is continuing), the consent of the Trustee, the consent of the Holders of Notes evidencing not less than a majority of the outstanding principal amount of the Notes and the consent of the Holders of Certificates evidencing not less than a Percentage Interest greater than 50% for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the outstanding principal amount of the Notes and the Percentage Interests, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes and the Certificates, of each Class affected thereby; provided further, that if an Insurer Default has occurred and is continuing and the Security Insurer has not consented to such action, such action shall not materially adversely affect the interest of the Security Insurer.

                  Promptly after the execution of any such amendment or consent pursuant to either of the preceding paragraphs, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder and the Rating Agencies (and the Security Insurer, if the Security Insurer's consent was not obtained).

                  It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders or Certificateholders provided for in this Agreement) and of evidencing the authorization of any action by Noteholders or Certificateholders shall be subject to such reasonable requirements as the Trustee or the Owner Trustee, as applicable, may prescribe.

                  Prior to the execution of any amendment to this Agreement, the Owner Trustee, the Trustee and the Security Insurer shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 11.2(i)(1) has been delivered. The Owner Trustee and the Trustee may, but shall not be obligated to, enter into any such amendment which affects the Issuer's, the Owner Trustee's or the Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

     SECTION 11.2 Protection of Title to Trust.

                  (a) The Seller shall authorize and file or cause to be filed such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and the interests of the Indenture Collateral Agent on behalf of the Noteholders, the Certificateholders and the Security Insurer in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Security Insurer, the Owner Trustee and the Indenture Collateral Agent file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

         (b) Neither the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph
(a) above seriously misleading within the meaning of Section 9-506 of the UCC or any successor provision, unless it shall have given the Security Insurer, the Owner Trustee and the Trustee at least five days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements. Promptly upon such filing, the Seller or the Servicer, as the case may be, shall unless an Insurer Default shall have occurred and be continuing, deliver to the Security Insurer, the Owner Trustee and the Trustee an Opinion of Counsel in form and substance reasonably satisfactory to the Security Insurer, or if an Insurer Default shall have occurred and be continuing an Opinion of Counsel satisfactory to the Trustee stating either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

         (c) Each of the Seller and the Servicer shall have an obligation to give the Security Insurer, the Owner Trustee and the Trustee at least 60 days' prior written notice of any change of the Seller's or the Servicer's "location" (determined as provided in Section 9-307 of the UCC or any successor provision) or jurisdiction of organization if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal place of business and "location" (determined as provided in Section 9-307 of the UCC or any successor provision), within the United States of America.

         (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

         (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Issuer, the Servicer's master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Issuer and the Trustee on behalf of the Certificateholders, the Noteholders and the Security Insurer in such Receivable and that such Receivable is owned by the Issuer and has been pledged to the Trustee. Indication of the Issuer's and the Trustee's interest in a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the related Receivable shall have been paid in full or repurchased.

         (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuer and has been pledged to the Trustee on behalf of the Certificateholders, the Noteholders and the Security Insurer.

         (g) The Servicer shall permit the Trustee and the Security Insurer and their respective agents at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Receivable or any other portion of the Trust Property. The preceding sentence shall not create any duty or obligation on the part of the Trustee to perform any such acts.

         (h) Upon request, the Servicer shall furnish to the Security Insurer, the Owner Trustee or the Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

         (i) The Servicer shall deliver to the Security Insurer, the Owner Trustee and the Trustee:

                      (1) Upon the execution and delivery of this Agreement and, if required pursuant to Section 11.1, of each amendment, an Opinion of Counsel stating that, in the opinion of such Counsel, in form and substance reasonably satisfactory to the Controlling Party, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given or (B) no such action shall be necessary to preserve and protect such interest; and

                      (2) On or before October 30 of each calendar year, a certificate signed by the Secretary or Assistant Secretary of the Servicer and an authorized officer of the managing member of the Seller stating that, to such officer's knowledge, following consultation with counsel, the Servicer or the Seller, as applicable, has determined that it was not necessary or desirable to file any continuation UCC financing statement or other UCC financing statement during such fiscal year in order to maintain the perfection of the Trustee's security interest, for the benefit of the Noteholders and the Security Insurer, in the Trust Property or if the Servicer or the Seller has determined that any such filing was necessary or desirable, describing the reason for any such filing and attaching a copy thereof to such certificate.

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

                  Each Opinion of Counsel referred to in clause (l) or (2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

                  (j) The Seller shall, to the extent required by applicable law, cause the Certificates and the Notes to be registered with the Commission pursuant to Section 12(b) or Section 12(g) of the Exchange Act within the time periods specified in such sections.

                  (k) On or before December 31 of each year, the Servicer shall forward to the Owner Trustee a list of the scheduled holidays in California for the following calendar year.

     SECTION 11.3 Notices. All demands, notices and communications upon or to the Seller, the Servicer, the Owner Trustee, the Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered, delivered by overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller to 47 West 200 South, Suite 500, Salt Lake City, UT 84101, Attention:
Harold E. Miller, Jr., with a copy to Franklin Resources, One Franklin Parkway, San Mateo, California 94403, Attention: Jennifer Bolt; (b) in the case of the Servicer to 47 West 200 South, Suite 500, Salt Lake City, UT 84101, Attention:
Harold E. Miller, Jr., with a copy to Franklin Resources, One Franklin Parkway, San Mateo, California 94403, Attention: Jennifer Bolt; (c) in the case of the Representative, to One Franklin Parkway, San Mateo, California 94403, Attention:
Jennifer Bolt; (d) in the case of the Issuer or the Owner Trustee, at the Corporate Trust Office of the Owner Trustee, with a copy to Deutsche Bank Trust Company Americas, 1011 Centre Road, Suite 200, Wilmington, DE 19805-1266,
Attention: Structured Financial Services - Corporate Trustee; (e) in the case of the Trustee or the Indenture Collateral Agent, at the Corporate Trust Office;
(f) in the case of the Security Insurer, to MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504, Attention: Insured Portfolio Management-SF; (g) in the case of Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007; and (g) in the case of Standard & Poor's, to Standard & Poor's Ratings Group, 55 Water Street, New York, New York 10041, Attention: Asset Backed Surveillance Department. Any notice required or permitted to be mailed to a Noteholder or Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register or Note Register, as applicable. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder or Noteholder shall receive such notice.

     SECTION 11.4 Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.4 and 7.3 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Owner Trustee, the Trustee and the Security Insurer (or if an Insurer Default shall have occurred and be continuing the Holders of Notes evidencing not less than 66% of the principal amount of the outstanding Notes.)

     SECTION 11.5 Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Seller, the Servicer, the Issuer, the Owner Trustee and for the benefit

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of the Certificateholders, the Trustee, the Security Insurer and the
Noteholders, as third-party beneficiaries. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person, other than express third-party beneficiaries, any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     SECTION 11.6 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 11.7 Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 11.8 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     SECTION 11.9 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(b) OF THE NEW YORK CIVIL PRACTICE LAWS AND RULES, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 11.10 Assignment to Trustee. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Trustee or the Indenture Collateral Agent pursuant to the Indenture for the benefit of the Issuer Secured Parties (as defined in the Indenture) of all right, title and interest of the Issuer in, to and under the Receivables, the other Initial Receivables Property and the other Subsequent Receivables Property and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Trustee or the Indenture Collateral Agent.

     SECTION 11.11 Nonpetition Covenants.

         (a) Notwithstanding any prior termination of this Agreement, the parties hereto shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

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

         (b) Notwithstanding any prior termination of this Agreement, the parties hereto shall not, prior to the date that is one year and one day after the termination of this Agreement with respect to the Seller, acquiesce to, petition or otherwise invoke or cause the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

     SECTION 11.12 Limitation of Liability of Owner Trustee, Trustee and Indenture Collateral Agent.

         (a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Deutsche Bank Trust Company Delaware not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Deutsche Bank Trust Company Delaware in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

         (b) Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by The Bank of New York, not in its individual capacity but solely as Trustee and as Indenture Collateral Agent, and in no event shall The Bank of New York have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

     SECTION 11.13 Independence of the Servicer. For all purposes of this Agreement, the Servicer shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Servicer shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

     SECTION 11.14 No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Servicer and either of the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

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

     SECTION 11.15 Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Security Insurer and its successors and assigns shall be a third-party beneficiary to the provisions of this Agreement, and shall be entitled to rely upon and directly to enforce such provisions of this Agreement, except as expressly limited by the terms hereof, so long as no Insurer Default consisting of a failure to pay under the Note Policy shall have occurred and be continuing. Except as expressly stated otherwise herein or in the Basic Documents, any right of the Security Insurer to direct, appoint, consent to, approve of, or take any action under this Agreement, shall be a right exercised by the Security Insurer in its sole and absolute discretion.

     SECTION 11.16 Disclaimer by Security Insurer. The Security Insurer may disclaim any of its rights and powers under this Agreement (but not its duties and obligations under the Note Policy) upon delivery of a written notice to the Owner Trustee and the Trustee.

     SECTION 11.17 Acknowledgment of Parties; Security Insurer Defense Costs. Each of the Issuer, Seller, Franklin Capital (in its individual capacity and as Servicer) and Franklin Resources (in its individual capacity and as Representative) acknowledge Section 4.6 of the Trust Agreement, and agree that the Trust shall reimburse the Security Insurer for all Security Insurer Defense Costs pursuant to Section 5.6(a) hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

                                 FRANKLIN AUTO TRUST 2002-1


                                 By: DEUTSCHE BANK TRUST COMPANY  DELAWARE, not
                                     in its individual capacity but solely as
                                     Owner Trustee on behalf of the Trust,


                                 By: /s/ Susan Barstock
                                     ------------------------------------------
                                     Name: Susan Barstock
                                     Title: Vice President


                                 FRANKLIN RECEIVABLES LLC, Seller


                                 By: FRANKLIN CAPITAL CORPORATION,
                                     as managing member


                                     By:  /s/ Harold E. Miller, Jr.
                                          --------------------------------------
                                          Name:  Harold E. Miller, Jr.
                                          Title: President and CEO


                                 FRANKLIN CAPITAL CORPORATION,
                                 Servicer,



                                 By: /s/ Harold E. Miller, Jr.
                                     -------------------------------------------
                                     Name:  Harold E. Miller, Jr.
                                     Title: President and CEO

                                     FRANKLIN RESOURCES, INC.,
                                     Representative,


                                     By:  /s/ Leslie M. Kratter
                                          --------------------------------------
                                          Name:  Leslie M. Kratter
                                          Title: Senior Vice President

Acknowledged and Accepted:

THE BANK OF NEW YORK, not
in its individual capacity
but solely as Trustee,


By:  /s/ Erwin Soriano
     ---------------------------------------
         Name:  Erwin Soriano
         Title: Assistant Treasurer

Acknowledged and Accepted:

DEUTSCHE BANK TRUST COMPANY
DELAWARE, not in its individual capacity but solely as Owner Trustee

By:  /s/ Susan Barstock
     -------------------------------
         Name:  Susan Barstock
         Title: Vice President

Acknowledged and Accepted:

THE BANK OF NEW YORK, not
in its individual capacity but solely
as Indenture Collateral Agent


By:  /s/ Amy R. Gonch
     -------------------------------
         Name:  Amy R.Gonch
         Title: Assistant Treasurer

                                                                      SCHEDULE A

                             Schedule of Receivables

                                                                      SCHEDULE B

                             Location of Receivables


                          Franklin Capital Corporation
                          47 West 200 South, Suite 500
                           Salt Lake City, Utah 84101





                              Downtown Self Storage
                               255 West 200 South
                           Salt Lake City, Utah 84101

                                                                       Exhibit A

                                     FORM OF
                          SUBSEQUENT TRANSFER AGREEMENT


         THIS SUBSEQUENT TRANSFER AGREEMENT is dated as of _________, 2002, (as amended, this "Agreement") among FRANKLIN AUTO TRUST 2002-1, a Delaware business trust (the "Issuer"), FRANKLIN RECEIVABLES LLC, a Delaware limited liability company (the "Seller"), FRANKLIN CAPITAL CORPORATION, a Utah corporation (the "Servicer" or "Franklin Capital"), and FRANKLIN RESOURCES, INC., a Delaware corporation ("Franklin Resources" or the "Representative"), and is made pursuant to the Sale and Servicing Agreement referred to below.

                               W I T N E S E T H:

         WHEREAS the Issuer, the Seller, the Servicer and Franklin Resources are parties to the Sale and Servicing Agreement, dated as of June 1, 2002 (as amended, modified or supplemented, the "Sale and Servicing Agreement");

         WHEREAS pursuant to the Sale and Servicing Agreement, the Seller wishes to convey the Subsequent Receivables referred to on Section 2 below to the Issuer; and

         WHEREAS, the Issuer is willing to accept such conveyance subject to the terms and conditions hereof.

         NOW, THEREFORE, the Issuer, the Seller and the Servicer hereby agree as follows:

         SECTION l. Defined Terms. Capitalized terms used herein shall have the meanings ascribed to them in the Sale and Servicing Agreement unless otherwise defined herein.

         "Subsequent Cutoff Date" shall mean, with respect to the Subsequent Receivables conveyed hereby, [July 1, 2002] [August 1, 2002].

         "Subsequent Transfer Date" shall mean, with respect to the Subsequent Receivables conveyed hereby, _______, 2002.

         SECTION 2. Schedule of Receivables. Annexed hereto as Schedule A is a supplement to Schedule A to the Sale and Servicing Agreement listing the Receivables that constitute the Subsequent Receivables to be conveyed pursuant to this Agreement on the Subsequent Transfer Date.

         SECTION 3. Conveyance of Subsequent Receivables. In consideration of the Issuer's delivery to or upon the order of the Seller of $__________, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (except as expressly provided in the Sale and Servicing Agreement), all right, title and interest of the Seller in and to:


               (a) the Subsequent Receivables, and all moneys due thereon, on or after the related Subsequent Cutoff Date;

               (b) an assignment of the security interests in the Financed Vehicles granted by Obligors pursuant to the Subsequent Receivables and any other interest of the Seller in such Financed Vehicles;

               (c) any proceeds with respect to the Subsequent Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors and any proceeds from the liquidation of such Subsequent Receivables;

               (d) any proceeds from any Subsequent Receivables repurchased by a Dealer, pursuant to a Dealer Agreement, as a result of a breach of a representation or warranty in the related Dealer Agreement;

               (e) all of the Seller's rights under any extended warranty service contracts on the related Financed Vehicles;

               (f) the related Receivables Files;

               (g) all of the Seller's right, title and interest in its rights and benefits, but none of its obligations or burdens, under the related Subsequent Purchase Agreement, including the delivery requirements, representations and warranties and the cure and repurchase obligations of Franklin Capital under such Subsequent Purchase Agreement; and

               (h) the proceeds of any and all of the foregoing.

         SECTION 4. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Issuer as of the date of this Agreement and as of the Subsequent Transfer Date that:

               (a) Organization and Good Standing. The Seller is duly organized and validly existing as a Delaware limited liability company with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire and own the Receivables.

               (b) Due Qualification. The Seller is duly qualified to do business as a limited liability company in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property, including the Receivables, or the conduct of its business shall require such qualifications.

               (c) Power and Authority of the Seller. The Seller has the power and authority to execute and deliver this Agreement and to perform its obligations under each of the Basic Documents to which the Seller is a party; the Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer and the Seller has duly authorized such sale and assignment to the Issuer by all necessary action; and the execution, delivery and performance of each of the Basic Documents to which the Seller is a party has been duly authorized by the Seller by all necessary action.

               (d) Binding Obligation. This Agreement and each of the Basic Documents to which the Seller is a party constitute legal, valid and binding obligations of the Seller, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and similar laws now or hereafter in effect relating to creditors' rights generally and subject to general principles of equity (whether applied in a proceeding at law or in equity).

               (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof and thereof do not result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under, the certificate of formation or limited liability company agreement of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of its knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

               (f) No Proceedings. There are no proceedings or investigations pending against the Seller or, to its best knowledge, threatened against the Seller, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties: (i) asserting the invalidity of this Agreement or any of the Basic Documents, the Notes or the Certificates,
         (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by the Seller of its obligations under, or the validity or enforceability of, the Basic Documents, the Notes or the Certificates or (iv) that might adversely affect the federal income tax attributes of the Issuer, the Notes or the Certificates.

               (g) Principal Balance. The aggregate Principal Balance of the Subsequent Receivables listed on Schedule A annexed hereto, which Schedule A shall supplement Schedule A to the Sale and Servicing Agreement, and conveyed to the Issuer pursuant to this Agreement and the Sale and Servicing Agreement as of the Subsequent Cutoff Date is $_____________.

         SECTION 5. Conditions Precedent. The obligation of the Issuer to acquire the Receivables hereunder is subject to the satisfaction, on or prior to the Subsequent Transfer Date, of the following conditions precedent:

               (a) Representations and Warranties. Each of the representations and warranties made by the Seller in Section 4 of this Agreement and in
         Section 3.1 of the Sale and Servicing Agreement shall be true and correct as of the date of this Agreement and as of the Subsequent Transfer Date.

               (b) Sale and Servicing Agreement Conditions. Each of the conditions set forth in Section 2.2(b) of the Sale and Servicing Agreement shall have been satisfied.

               (c) Additional Information. The Seller shall have delivered to the Issuer such information as was reasonably requested by the Issuer and the Security Insurer to satisfy themselves as to (i) the accuracy of the representations and warranties set forth in Section 4 of this Agreement and in Section 3.1 of the Sale and Servicing Agreement and
         (ii) the satisfaction of the conditions set forth in this Section 5.

         SECTION 6. Ratification of Agreement. As supplemented by this Agreement, the Sale and Servicing Agreement is in all respects ratified and confirmed and the Sale and Servicing Agreement as so supplemented by this Agreement shall be read, taken and construed as one and the same instrument.

         SECTION 7. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties in separate counterparts), each of which shall be an original but all of which together shall constitute one and the same instrument.

         SECTION 8. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(b) OF THE NEW YORK CIVIL PRACTICE LAWS AND RULES, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 9. Third Party Beneficiary. The Security Insurer is an express third party beneficiary of this Agreement.


                            [Signature pages follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

                                  FRANKLIN AUTO TRUST 2002-1

                                  By:  DEUTSCHE BANK TRUST COMPANY
                                       DELAWARE, not in its individual capacity
                                       but solely as Owner Trustee on behalf of
                                       the Trust,


                                       By: ______________________
                                          Name:
                                          Title:


                                  FRANKLIN RECEIVABLES LLC,
                                  Seller

                                  By:  FRANKLIN CAPITAL CORPORATION,
                                       as managing member


                                       By:______________________________________
                                          Name:
                                          Title:


                                  FRANKLIN CAPITAL CORPORATION,
                                  Servicer,


                                  By:___________________________________________
                                       Name:
                                       Title:


                                  FRANKLIN RESOURCES, INC.,
                                  Representative,


                                  By:___________________________________________
                                       Name:
                                       Title:

Acknowledged and Accepted:

THE BANK OF NEW YORK, not
in its individual capacity
but solely as Trustee,


By: __________________________________
       Name:
       Title:


Acknowledged and Accepted:

DEUTSCHE BANK TRUST COMPANY DELAWARE,
not in its individual capacity
but solely as Owner Trustee,


By: __________________________________
       Name:
       Title:


Acknowledged and Accepted:

THE BANK OF NEW YORK, not
in its individual capacity
but solely as Indenture Collateral
Agent


By: __________________________________
       Name:
       Title:

Acknowledged and Accepted:

MBIA INSURANCE CORPORATION


By: __________________________________
       Name:
       Title:

                                                                      Schedule A
                                                to Subsequent Transfer Agreement



                         List of Subsequent Receivables

                                                                       Exhibit B

                                   [Reserved]

                                                                       Exhibit C

                      FORM OF MONTHLY NOTEHOLDER STATEMENT

                           FRANKLIN AUTO TRUST 2002-1
                      Class A-1 1.92625% Asset Backed Notes
                       Class A-2 2.83% Asset Backed Notes
                       Class A-3 3.74% Asset Backed Notes
                       Class A-4 4.51% Asset Backed Notes

Distribution Date:

Monthly Period:

         Under the Sale and Servicing Agreement, dated as of June 1, 2002 (the "Sale and Servicing Agreement"), among Franklin Capital Corporation, as servicer, Franklin Receivables LLC, as seller, Franklin Resources, Inc., as representative and Franklin Auto Trust 2002-1, as issuer, the Servicer is required to prepare certain information each month regarding current distributions to Noteholders and the performance of the Trust during the previous month. The information that is required to be prepared with respect to the Distribution Date and Monthly Period listed above is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Note, and certain other information is presented based upon the aggregate amounts for the Trust as a whole. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to those terms in the Sale and Servicing Agreement.

A.  Information Regarding the Current Monthly Distribution.

1.  Notes.

        (a)     The aggregate amount of the
                distribution with respect to:
                         the Class A-1 Notes ....................  $________
                         the Class A-2 Notes ....................  $________
                         the Class A-3 Notes ....................  $________
                         the Class A-4 Notes ....................  $________

        (b)  The amount of the distribution set forth in paragraph A.1.(a) above in respect of interest on: the Class A-1 Notes .......... $________
                       the Class A-2 Notes ........................... $________
                       the Class A-3 Notes ........................... $________
                       the Class A-4 Notes ........................... $________

        (c)  The amount of the distribution set
             forth in paragraph A.1.(a) above in
             respect of principal of:
                       the Class A-1 Notes ........................... $________
                       the Class A-2 Notes ........................... $________
                       the Class A-3 Notes ........................... $________
                       the Class A-4 Notes ........................... $________

        (d)  The amount of the distribution in
             A.1.(a) above payable pursuant to a claim
             on the Note Policy with respect to:
                       the Class A-1 Notes ........................... $________
                       the Class A-2 Notes ........................... $________
                       the Class A-3 Notes ........................... $________
                       the Class A-4 Notes ........................... $________

        (e)  The remaining outstanding balance
             available to be drawn under the
             Note Policy ............................................. $________

        (f)  The amount of the distribution set
             forth in paragraph A.1.(a) above
             per $1,000 interest in:
                       the Class A-1 Notes ........................... $________
                       the Class A-2 Notes ........................... $________
                       the Class A-3 Notes ........................... $________
                       the Class A-4 Notes ........................... $________

        (g)  The amount of the distribution set
             forth in paragraph A.1.(b) above
             per $1,000 interest in:
                       the Class A-1 Notes ........................... $________
                       the Class A-2 Notes ........................... $________
                       the Class A-3 Notes ........................... $________
                       the Class A-4 Notes ........................... $________

        (h)  The amount of the distribution set
             forth in paragraph A.1.(c) above
             per $1,000 interest in:
                      the Class A-1 Notes ...........................  $________
                      the Class A-2 Notes ...........................  $________
                      the Class A-3 Notes ...........................  $________
                      the Class A-4 Notes ...........................  $________

        (i)  The amount of the distribution set
             forth in paragraph A.1.(d) above
             per $1,000 interest in:
                      the Class A-1 Notes ...........................  $________
                      the Class A-2 Notes ...........................  $________
                      the Class A-3 Notes ...........................  $________
                      the Class A-4 Notes ...........................  $________

        (j)  The amount of the distribution set
             forth in paragraph A.1.(a) above that
             constitutes the Accelerative Principal
             Distributable Amount for the related
             Distribution Date in respect of:
                      the Class A-1 Notes ...........................  $________
                      the Class A-2 Notes ...........................  $________
                      the Class A-3 Notes ...........................  $________
                      the Class A-4 Notes ...........................  $________

B.      Information Regarding the Performance of the Trust.

 1.  Pool Balance and Note Principal Balance.

        (a)  The Pool Balance at the close of business on
             the last day of the Monthly Period .....................  $________

        (b)  The aggregate outstanding principal
             amount of each Class of Notes after
             giving effect to payments allocated
             to principal as set forth in Paragraph A.1(c)
             above with respect to:
                      the Class A-1 Notes ...........................  $________
                      the Class A-2 Notes ...........................  $________
                      the Class A-3 Notes ...........................  $________
                      the Class A-4 Notes ...........................  $________

        (c)  The Note Pool Factor for each Class of Notes
             after giving affect to the payments set forth
             in paragraph A.1(c) with respect to:
                      the Class A-1 Notes ...........................   ________
                      the Class A-2 Notes ...........................   ________
                      the Class A-3 Notes ...........................  $________
                      the Class A-4 Notes ...........................  $________

        (d)  The amount of aggregate Realized Losses for
             the second preceding Monthly Period ....................  $________

        (e)  The aggregate Purchase Amount for
             all Receivables that were repurchased
             in the Monthly Period ..................................  $________

 2.     Servicing Fee.
             The aggregate amount of the Servicing
             Fee paid to the Servicer with respect
             to the preceding Monthly Period ........................  $________

 3.     Payment Shortfalls.

        (a)  The amount of the Noteholders' Interest Carryover Shortfall after giving effect to the payments set forth in paragraph
             A.1(b) above with respect to:
                   the Class A-1 Notes ..............................  $________
                   the Class A-2 Notes ..............................  $________
                   the Class A-3 Notes ..............................  $________
                   the Class A-4 Notes ..............................  $________

        (b) The amount of the Noteholders' Interest Carryover Shortfall set forth in paragraph B.3.(a) above per $1,000 interest with respect to:
                   the Class A-1 Notes ..............................  $________
                   the Class A-2 Notes ..............................  $________
                   the Class A-3 Notes ..............................  $________
                   the Class A-4 Notes ..............................  $________

4.      (a)  The number of extensions granted by the Servicer during the preceding Monthly Period ____________

        (b) The number of deferrals granted by the Servicer during the preceding Monthly Period _________

        (c) The aggregate principal balance (as of the end of the Monthly Period) of all Contracts on which an extension or deferral has been granted by the Servicer during the preceding Monthly Period $________

5.      (a)  The aggregate amount of collections by
             the Servicer during the preceding Monthly
             Period .................................................. $________

        (b)  The aggregate amount which was received by
             the Trust from the Servicer during the
             preceding Monthly Period ................................ $________

        (c)  The aggregate amount of reimbursements to
             the Security Insurer during the preceding
             Monthly Period .......................................... $________

        (d)  The number of Receivables that are delinquent
             for over:
                     30 days ......................................... _________
                     60 days ......................................... _________
                     90 days or more ................................. _________
                     Repossessed Financed Vehicles

        (e)  Number of extensions performed during the
             related Monthly Period .................................. _________

        (f)  Balance of Receivables extended during the
             related Monthly Period .................................. _________

6.      (a)  For Distribution Dates  (if any) during the
             Funding Period, the remaining Pre-Funded
             Amount and the amount in the Pre-Funding Account ........ $________

        (b)  For Distribution Dates (if any,) the remaining
             amount in the Pre-Funding Account ....................... $________

        (c)  For the final Subsequent Transfer Date,
             the amount of any remaining Pre-Funded
             Amount that has not been used to fund
             the purchase of Subsequent Receivables
             and is passed through as principal to
             Noteholders ..........................................   $_________

7.      (a)  The amounts on deposit in the Spread Account .........   $_________

        (b   The amounts required to be on deposit in the
             Spread Account .......................................   $_________

                                                                       Exhibit D

                         Form of Servicer's Certificate

                                                                       Exhibit E

                               Form of Note Policy